UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
March 29, 2024
Dear fellow stockholder:
You are cordially invited to attend our 2024 Annual Meeting of Stockholders to be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Wednesday, May 8, 2024, at 10:00 a.m. Central time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.
Representation of your shares at the meeting is very important. I urge you, whether or not you plan to attend the meeting, to vote promptly over the Internet or telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page iii of the proxy statement.
Thank you for your continued support.
Sincerely,
Richard D. Kinder
Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2024
________________________
To our stockholders:
The 2024 Annual Meeting of Stockholders will be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Wednesday, May 8, 2024, at 10:00 a.m. Central time. At the meeting, the holders of our common stock will act on the following matters:
(1)the election of 13 nominated directors;
(2)the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024;
(3)an advisory vote on executive compensation;
(4)    an advisory vote on the frequency of holding an advisory vote on executive compensation; and

(5)    a stockholder proposal contained in the proxy statement accompanying this notice, if properly presented by the stockholder proponent at the meeting.

These items of business are more fully described in the accompanying proxy statement.
In accordance with the “Notice and Access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on March 29, 2024, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on March 29, 2024, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.
Only holders of shares of our common stock as of the close of business on March 11, 2024, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote is on file at our principal offices at 1001 Louisiana Street, Houston, Texas 77002, and will be available for inspection by any stockholder of record for any purpose germane to the meeting during business hours for ten days prior to the meeting.
Even if you plan to attend the meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote at the annual meeting.
IF YOU PLAN TO ATTEND:
Please note that space constraints make it necessary to limit attendance to stockholders and proxy holders. Guests of stockholders or proxy holders will not be admitted. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will also need to bring a copy of the voting instruction form that they received from their broker, trustee or other nominee in connection with the meeting, or a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
By order of the Board of Directors,
Richard D. Kinder
Executive Chairman
March 29, 2024
Houston, Texas

i

______________________
PROXY SUMMARY
2024 ANNUAL MEETING OF STOCKHOLDERS
______________________
This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 carefully before voting.
Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “we,” “us,” “our,” “KMI” or the “company” are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our “common stock.”
MEETING INFORMATION

Date and time:	Wednesday, May 8, 2024, 10:00 a.m. Central time.
Place:	KMI’s offices at 1001 Louisiana Street, Houston, Texas 77002.
Record date:	The close of business on March 11, 2024.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.
VOTING MATTERS AND BOARD RECOMMENDATION
The following table summarizes the proposals to be considered at the meeting and our Board’s voting recommendation with respect to each proposal.

Proposal	Board Recommendation	Page Reference
Election of 13 directors, each for a one-year term expiring in 2025	FOR EACH NOMINEE	53
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024	FOR	54
Advisory vote on executive compensation	FOR	56
Advisory vote on the frequency of holding an advisory vote on executive compensation	ONE YEAR	58
A stockholder proposal, if properly presented by the stockholder proponent at the annual meeting	AGAINST	59

ii

HOW TO VOTE
You may vote your shares by any of the following methods:

By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail	If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Meeting	If you are the registered holder of your shares, you may vote in person at the annual meeting. If, on the other hand, you hold your shares through a broker, trustee or other nominee, you must first obtain a “legal proxy” from your broker, trustee or other nominee, and you must provide a copy of your legal proxy to us in order to vote in person at the meeting.

iii

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
__________________________
PROXY STATEMENT
__________________________
2024 ANNUAL MEETING OF STOCKHOLDERS
Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2024 Annual Meeting of Stockholders and any postponements or adjournments thereof.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the difference between a registered holder and a beneficial or “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a “registered” holder. As the registered holder, you have the right to vote at the annual meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a “street name” holder. A street name holder is not the stockholder of record entitled to vote at the meeting. However, as a street name holder, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a legal proxy from your broker and vote your shares at the meeting.
Who is entitled to vote on the matters presented at the annual meeting?
All stockholders who owned our common stock as of the close of business on March 11, 2024, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares on matters presented at the annual meeting, even if you subsequently sell them. Please see “How do I vote?” below for important information regarding how to vote your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet (referred to as “notice and access”), we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (Notice) instead of a paper copy of the proxy materials. We use notice and access as an environmentally friendly and cost-effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet, or how to request a paper copy, may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.
Can I vote my shares by filling out and returning the Notice?
The Notice is not a valid ballot, proxy card or voting instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or telephone, or to request and return a signed paper proxy card or voting instruction form, as applicable, or to submit a ballot at the annual meeting.

1

How do I vote?
You may vote your shares by any of the following methods:
By Internet — You may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone — If you elected to receive your proxy materials by mail, you may vote by telephone by following the instructions on your proxy card or voting instruction form. If you did not elect to receive your proxy materials by mail, you may request a paper copy of the proxy materials by following the instructions provided in the Notice.
By Mail — If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Annual Meeting —
Registered Holders. As a registered holder, you have the right to vote in person at the annual meeting.
Street Name Holders. If you are a street name holder and you wish to vote in person at the meeting, you must obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares, giving you the right to vote your shares in person at the meeting. On the day of the meeting, you will need to provide a copy of such legal proxy to obtain a ballot.
Even if you plan to attend the annual meeting, your plans may change, so please cast your vote in advance as soon as possible using one of the methods described in this proxy statement. Any stockholder attending the annual meeting may revoke an earlier vote by proxy and vote at the annual meeting.
How can I access the proxy materials over the Internet?
You can view the proxy materials related to the annual meeting on the website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.
You also may access the proxy materials through our website at http://annualmeeting.kindermorgan.com.
What does it mean if I receive more than one Notice?
It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.
How many votes do I have?
You have one vote for each share of common stock that you owned as of the close of business on the record date.
How many shares must be present to conduct the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, 2,219,373,348 shares of common stock were issued and outstanding. As a result, holders of at least 1,109,686,675 shares of common stock must be present in person or by proxy to constitute a quorum.

2

Your common stock will be counted as present at the annual meeting if you:
have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or telephone before the meeting; or
attend the meeting, if you are a registered holder or if you are a street name holder and have a legal proxy from your broker.
Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.
If my shares are held in a brokerage account, will my broker vote my shares for me?
Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.
What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?
Registered Holders. If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024, for the approval, on an advisory basis, of the compensation of our named executive officers, for a frequency, on an advisory basis, of one year with respect to future votes with respect to approval of the compensation of our named executive officers, and against the stockholder proposal.
Street Name Holders. If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. However, without your voting instructions, your broker may not vote on any of the other proposals, and a “broker non-vote” will occur, which means your vote will not be counted with respect to such matters.
Can I change my vote after I return my proxy card or voting instruction form?
Registered Holders. If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or the Internet, so long as you do so by the deadline of 11:59 p.m. Eastern time on Tuesday, May 7, 2024. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your new proxy card or your notice of revocation to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the annual meeting and vote in person at the meeting. Simply attending the meeting, without voting at the meeting, will not revoke your prior voting instructions.
Street Name Holders. If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.
What vote is required to approve each item or, with respect to the advisory vote, to be considered the recommendation of the stockholders?
Election of Directors. To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the

3

shares represented by such instruction will be counted for purposes of determining whether there is a quorum.
Advisory vote on the frequency of holding an advisory vote on executive compensation. The frequency of holding future votes to approve the compensation of our named executive officers receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders in an advisory manner. For this purpose, abstentions and broker non-votes are not counted as a vote cast “for” any of a one, two or three year frequency.
Other Items. For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to “ABSTAIN” with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.
Important Voting Information for Street Name Holders. If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of shares voted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee by the deadline stated in your voting instruction form so that your vote can be counted.
Could other matters be decided at the annual meeting?
If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see “Other Matters” in this proxy statement.
Do I have any dissenters’ rights?
No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.
Who can attend the annual meeting?
Due to space and security concerns, only stockholders as of the close of business on the record date or their duly appointed proxy holders may attend the annual meeting. We are not able to admit guests of either stockholders or proxy holders. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Stockholders and proxy holders will be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction form that you receive from your broker or other nominee in connection with the annual meeting or a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.
Who will pay the expenses incurred in connection with the solicitation of my vote?
We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy

4

materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material.
If you vote over the Internet or telephone, any Internet access or telephone charges will be your responsibility.

How can I find more information about Kinder Morgan?

There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains these reports, proxy statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find the information we have filed with the SEC by reference to our corporate name or to our SEC file number, 001-35081.
You may locate copies of our filings by visiting our website at www.kindermorgan.com. You also may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.

5

CORPORATE GOVERNANCE
Our Board is responsible to our stockholders for the oversight of the company. Our Board recognizes that effective corporate governance is critical to achieving our business goals while maintaining the trust and confidence of investors and other stakeholders, including employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.”
Corporate Governance Highlights
Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. A number of important elements of our corporate governance are described below.
Environmental, Social and Governance Reporting
We annually publish a report related to our environmental, social and governance (ESG) activities (our “ESG Report”). In July 2023, our Environmental, Health and Safety (EHS) Committee approved on behalf of the Board, and we published, our 2022 ESG Report. The report highlights an approximate 2.6% decrease in our operational Scope 1 emissions and a continued decrease in the percentage of methane emissions that contribute to overall Scope 1 emissions. It also indicates our efforts toward methane intensity reduction by expanding our annual leak detection surveys to include 100% of our natural gas gathering and boosting compressor stations. The 2022 report also includes new or expanded disclosures to evaluate decarbonizing the company’s larger greenhouse gas emission sources, climate related lobbying and trade association alignment, and metrics related to the percentage of female or minority employees. Our report is aligned with the Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. KMI’s 2022 ESG Report is available at https://www.kindermorgan.com/Safety-Environment/ESG-Reports.
Annual Advisory Vote on Executive Compensation
Since July 2018, consistent with the plurality of stockholders’ advisory votes at our 2018 Annual Meeting, our Board has held an annual advisory vote of stockholders on the compensation of KMI’s named executive officers, commonly referred to as a “say-on-pay” vote. This year, consistent with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should hold future say-on-pay votes. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory say-on-pay votes every one, two or three years. Our Board is recommending that we continue to hold an advisory vote on the compensation of our named executive officers every one year. See “Item 4—Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.”
Proxy Access
Our Amended and Restated Bylaws include a “proxy access” bylaw provision under which a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.
Majority Voting for Directors
Our Amended and Restated Bylaws provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Governance Guidelines provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.

6

Stock Incentive Plan
KMI’s 2021 Amended and Restated Stock Incentive Plan (2021 Stock Incentive Plan) provides for a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 10% of the shares available for awards (which 10% remains subject to a minimum vesting period of 12 months). The 2021 Stock Incentive Plan also includes “double trigger” change in control provisions generally requiring termination following a change in control for accelerated vesting of outstanding awards.
Stock Ownership Guidelines
We have stock ownership guidelines setting forth our Board’s expectation that each director and executive officer will continuously own KMI securities (including restricted stock and restricted stock units, or RSUs) with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:

Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x
Our directors and executive officers are expected to meet these guidelines within five years of becoming a director or executive officer. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or RSUs, net of amounts withheld to pay taxes.
The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest. We believe that a blanket prohibition on pledging of shares may discourage retention of shares in excess of the required amounts under our stock ownership guidelines and that it is appropriate to allow some flexibility with respect to shares owned in excess of required amounts, particularly given the significant level of stock ownership by many of our directors and executive officers.
Prohibition on Hedging Transactions
Our policy on securities trading and handling of non-public information provides that directors and executive officers, as well as persons residing in their households, are prohibited from:
purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of KMI securities, or placing standing or limit orders for KMI securities (except for intra-day orders or pursuant to pre-approved 10b5-1 plans).
Clawback Policy
Since 2017, we have had an executive compensation clawback policy providing that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI’s financial results. The Board adopted a new clawback policy, effective December 1, 2023, to comply with compensation recovery requirements of the New York Stock Exchange (NYSE) and the SEC. This new clawback policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

7

Stockholder Engagement
We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, ESG and legal groups, among others, meet with stockholders on a variety of topics, including corporate governance, executive compensation, ESG reporting and other environmental, health and safety matters. We generally speak each year with representatives from our top institutional investors who hold, collectively, in excess of 20% of our outstanding shares of common stock to exchange ideas on these important topics. Overall, investors continue to support our governance and compensation practices and our approach to and performance on environmental, social, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.
The Board of Directors
This year we are presenting a new director nominee, Amy W. Chronis, who was recommended for consideration by Steven J. Kean, our former CEO and a non-management director, as discussed below under “—Identifying and Evaluating Nominees for Director.” In addition, as previously announced, Ronald L. Kuehn, Jr. will retire from the Board as of the date of our 2024 Annual Meeting. As a result, Mr. Kuehn’s name does not appear on the slate of directors to be elected at the annual meeting. Except for Ms. Chronis, each person listed in the table below served on our Board in 2023 and is nominated for re-election to the Board at our 2024 Annual Meeting.

Name	Age	Title
Richard D. Kinder	79	Director and Executive Chairman
Kimberly A. Dang	54	Director and Chief Executive Officer
Amy W. Chronis	62	Director Nominee
Ted A. Gardner	66	Director
Anthony W. Hall, Jr.	79	Director
Steven J. Kean	62	Director (former Chief Executive Officer)
Deborah A. Macdonald	72	Director
Michael C. Morgan	55	Lead Director
Arthur C. Reichstetter	77	Director
C. Park Shaper	55	Director
William A. Smith	79	Director
Joel V. Staff	80	Director
Robert F. Vagt	77	Director
In this section, when we refer to KMI, we also mean its predecessor companies prior to KMI’s initial public offering in February 2011. When we refer to “Kinder Morgan” or “Kinder Morgan companies,” we mean KMI, one or more of the companies acquired by KMI, and/or KMI’s formerly public subsidiaries, as described below.
Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI’s predecessors. A number of our directors and executive officers also previously served as directors and/or officers of one or more of KMI’s formerly public subsidiaries, including Kinder Morgan GP LLC (KMGP), the general partner of Kinder Morgan Energy Partners, L.P. (KMP), Kinder Morgan Management LLC (KMR), El Paso Pipeline GP Company, L.L.C. (EPB GP), the general partner of El Paso Pipeline Partners, L.P. (EPB), and/or Kinder Morgan Canada Limited (KML). KMI acquired El Paso Corporation (EP) on May 24, 2012, and some of the directors of that company joined the KMI Board. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own. On December 16, 2019, KML was acquired by Pembina Pipeline Corporation.

8

Richard D. Kinder    Director since 1999
Mr. Kinder is a director and the Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI from 1999 until he became Executive Chairman in 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of KMR from 2001 until 2014. He served as Director, Chairman and Chief Executive Officer of KMGP from 1997 until 2014. He served as Director, Chairman and Chief Executive Officer of EPB GP from 2012 until 2014. Mr. Kinder’s prior experience as Chief Executive Officer of the Kinder Morgan companies provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder’s significant equity ownership in our company aligns his economic interests with those of our other equity investors.

Kimberly A. Dang    Director since 2017
Ms. Dang has served as a director of KMI since 2017 and became the Chief Executive Officer of KMI on August 1, 2023. She served in the role of President of KMI from 2018 to August 2023. She also served as a director of KML from 2017 until 2019. Ms. Dang has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years working in real estate investment at Goldman Sachs. Ms. Dang holds a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang’s years of leadership as President and as Chief Financial Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.
Amy W. Chronis    Director Nominee
Ms. Chronis is a Senior Partner with Deloitte and is scheduled to retire from Deloitte as of June 1, 2024. She served as Deloitte’s Vice Chair and US Energy & Chemicals Industry Leader from January 2021 to January 2024. She served as the Managing Partner of Deloitte’s Houston practice from February 2018 to January 2024. She joined Deloitte as a Partner in June, 2002. Ms. Chronis has served on the board of directors of the Greater Houston Partnership since April 2018 and served as its chairman for 2021. She has also served on the board of trustees of the United Way of Greater Houston since April 2018. She has served on the board of directors of Texas 2036, a nonpartisan data driven public policy think tank, since September 2019. She has been a member of the board of directors of non-profit Central Houston, Inc. since January 2019. Ms. Chronis earned a BSBA degree in Accounting and International Studies from The Ohio State University in 1983. She completed an Executive Education program at Columbia Business School and is a CPA, licensed in the State of Texas. Ms. Chronis has over 30 years of experience as a finance and public accounting executive focusing on the energy, chemicals, technology and manufacturing industries. In addition to her financial and accounting expertise and knowledge of the energy industry, she brings to the Board notable expertise in executive leadership, strategic planning, business transformation, technology, sustainability and enterprise risk management. Ms. Chronis also provides a diverse perspective that is important to our Board.
Ted A. Gardner    Director since 2014
Mr. Gardner has served as a director of KMI since 2014. Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners since 2005. Mr. Gardner has served as a director of Incline Energy Partners, LP since 2015, and Spartan Energy Partners since 2010. In January 2021, he became chairman of the board of CSI Compressco LP following its acquisition by Spartan Energy Partners. Formerly, he served as a director of the predecessor of KMI from 1999 to 2007, a director of Encore Acquisition Company from 2001 to 2010, a director of KMR and KMGP from 2011 until 2014, a director of Athlon Energy Inc. from 2013 to 2014, and a director of Summit Materials Inc. from 2009 to May 2020. We believe Mr. Gardner’s prior management, business and leadership experience, and his previous Board experience with KMI, provides us with the perspectives and judgment important to guiding our business strategies.

9

Anthony W. Hall, Jr.    Director since 2012
Mr. Hall has served as a director of KMI since 2012. Previously, he served as a director of EP from 2001 until the closing of our acquisition of EP in 2012. Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010 and as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for 12 years. He is also Chairman of the Boulé Foundation. Mr. Hall’s extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall’s more than 40 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.
Steven J. Kean    Director since 2007
Mr. Kean has served as a director of KMI since 2007. He served as Chief Executive Officer of KMI from 2015 to August 2023 and as KMI’s President from 2013 to 2018. Mr. Kean served in various management roles for the Kinder Morgan companies beginning in 2002. He was Executive Vice President and Chief Operating Officer of KMI from 2006 until 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the Chief Executive Officer role in 2015. Mr. Kean also served as Chairman of the Board and Chief Executive Officer of KML from 2017 until 2019 and President, Chief Operating Officer and a director of KMR, KMGP and EPB GP from 2013 until 2014. Mr. Kean was elected President and Chief Executive Officer of the Greater Houston Partnership effective December 1, 2023. Mr. Kean received his Juris Doctor from the University of Iowa in 1985 and received a Bachelor of Arts degree from Iowa State University in 1982. Mr. Kean’s experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.
Deborah A. Macdonald    Director since 2011
Ms. Macdonald has served as a director of KMI since 2011. For the past 15 years, she has served on the boards of several private charitable organizations. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI from 2002 until 2005 and served as President of a subsidiary of KMI from 1999 until 2003. As a result of Ms. Macdonald’s prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to our Board. Ms. Macdonald also provides a diverse perspective that is important to our Board.
Michael C. Morgan    Director since 2007
Mr. Morgan has served as a director of KMI since 2007 and as lead director of KMI since 2011. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President from 2001 until 2004. Mr. Morgan has been Chairman of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008, and was Chief Executive Officer from 2008 to 2022. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan has been a director of Sunnova Energy International (NYSE: NOVA), a residential energy and storage company, since 2015. He has served as a director and chair of the compensation committee of Stem, Inc. (NYSE: STEM), a smart energy storage company, since April of 2021. Previously, he served as Chairman of the board of directors of each of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp. II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021. Mr. Morgan was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. As a result of Mr. Morgan’s prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.
Arthur C. Reichstetter    Director since 2014
Mr. Reichstetter has served as a director of KMI since 2014. He served as a director of EPB GP from 2007 until 2014. He has been a private investor since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with

10

Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen provide our Board with necessary strategic insight and experience.
C. Park Shaper     Director since 2007
Mr. Shaper has served as a director of KMI since 2007. He was a director of KMR and KMGP from 2003 until 2013 and a director of EPB GP from 2012 until 2013. He served in various management roles for the Kinder Morgan companies from 2000 until 2013, when he retired as President. Mr. Shaper has been a director of Service Corporation International (NYSE: SCI) since May 2022. He is also a director of Sunnova Energy International (NYSE: NOVA) and serves as chair of its audit committee. From 2007 until August 2021, he served as a trust manager of Weingarten Realty Investors and as the chair of its compensation committee. Mr. Shaper was a member of the board of directors of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021, and he served as the chair of their respective audit, compensation and nominating and governance committees. Mr. Shaper’s previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.
William A. Smith    Director since 2014
Mr. Smith has served as a director of KMI since 2014. He served as a director of EPB GP from 2008 to 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from EP, where he was an Executive Vice President and Chairman of El Paso Merchant Energy’s Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with EP in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.
Joel V. Staff    Director since 2011
Mr. Staff has served as a director of KMI since 2011. Since 2007, Mr. Staff has been a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from 2003 until his retirement in 2007. He also served as Reliant Energy, Inc.’s Chairman of the board from 2003 to 2008 and Executive Chairman of the board from 2008 until his retirement from the board in 2009. Mr. Staff was a director of Ensco International Incorporated between 2002 and 2008. Mr. Staff’s experience as a senior executive in the energy industry provides him with an understanding of many of the issues we encounter, enhancing his contributions to our Board.
Robert F. Vagt    Director since 2012
Mr. Vagt has served as a director of KMI since 2012. He served as a director of EP from 2005 until we acquired it in 2012. Mr. Vagt has served as a member of the board of directors and as lead independent director of Equitrans Midstream Corp. (NYSE: ETRN) since its spin-out from EQT Corporation in November 2018. He previously served as a member of the board of directors of EQT Corporation from 2017 to November 2018 and as Chairman of the board of directors of Rice Energy Inc. from 2014 until its acquisition by EQT Corporation in 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer

11

of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt’s professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation, and the president of an independent liberal arts college.
Summary of Board Committees
The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee and their principal responsibilities below. Our committees exclusively are composed of members of the Board who meet the independence requirements of the NYSE and the Company’s Governance Guidelines. All of our directors generally attend the regular meetings of each of our committees, including Mr. Kinder and Ms. Dang, who each provide further insight regarding KMI and activities relevant to such committee meetings.
The following directors are current members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.

Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Mr. Gardner			X	Chair
Mr. Hall			X	X
Mr. Kuehn*				X
Ms. Macdonald	X	Chair
Mr. Reichstetter	Chair	X
Mr. Shaper				X
Mr. Smith		X
Mr. Staff	X	X
Mr. Vagt	X		Chair
___________________
* Mr. Kuehn will retire from the Board as of the date of our 2024 Annual Meeting.
Independence of Board Members
Our Board has affirmatively determined that, based on consideration of relevant facts and circumstances, each of our continuing directors, other than Messrs. Kinder and Kean and Ms. Dang, has no material relationship with us and is independent, as that term is used in the New York Stock Exchange (NYSE) Listed Company Manual and as described in our Governance Guidelines. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees. If Ms. Chronis is elected, the Board expects that it will be able to affirmatively determine that she is independent after her retirement from Deloitte, which is scheduled for June 2024.
In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors’ independence from us: Mr. Morgan is chairman of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder and Shaper. The amounts invested with Triangle Peak Partners by Messrs. Kinder and Shaper represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan’s personal wealth.

12

Board Leadership Structure and Lead Director
The offices of Chairman of our Board and Chief Executive Officer have been separate since 2015. Mr. Kinder has served as Executive Chairman of the Board since June 2015. The three-member Office of the Chairman consists of Mr. Kinder, Ms. Dang and Thomas A. Martin, KMI’s current President. Mr. Morgan, one of our independent directors, serves as the lead director.
Our Board has in place the following measures, in addition to those discussed above under “—Corporate Governance Highlights,” to ensure that we maintain high standards of corporate governance:
Nine of our 13 directors who are standing for election are independent, as described above;
Our lead director is responsible for moderating executive sessions of the Board’s non-employee directors, acting as principal liaison between the non-employee directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer’s performance and presenting such evaluation to the Chief Executive Officer;
All of our committees are composed entirely of and chaired by non-employee directors who meet the independence requirements of the NYSE and our Governance Guidelines;
Three of the four members of our Audit Committee qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;
The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer’s performance and compensation;
The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;
Non-employee directors meet regularly, without the participation of our senior management, to review matters concerning the relationship of the Board with members of our management and such other matters as the lead director and participating directors may deem appropriate; and
Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.
The Board’s Role in Risk Oversight
Our Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise.
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. The Audit Committee also has oversight responsibility related to cybersecurity risk and is briefed quarterly by our Chief Information Officer on cybersecurity risk, our cybersecurity management program and initiatives, and, if applicable, notable cybersecurity events. In the event of a significant cybersecurity incident, our Chief Executive Officer will notify the Chairman of the Board or, in that person’s absence, the lead independent director of the Board. The Compensation Committee likewise assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with compensation program design, including reviewing whether there are risks

13

arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to EHS matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related ESG reporting.
Each director has full access to senior management, information about our operations, and our outside advisors. Generally, the Board receives training at least annually from our outside advisors on one or more topics selected by the Board. In 2023, the Board received training on artificial intelligence and ESG matters, including ESG metrics and reporting, in addition to other topics.
Meeting Attendance
Our Board held six meetings during 2023. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings, and the average attendance level of our Board members in 2023 was over 98%.
Committees of the Board
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently composed of Ms. Macdonald and Messrs. Reichstetter, Staff and Vagt. Mr. Reichstetter is the chair of the Audit Committee, and Messrs. Reichstetter, Staff and Vagt have each been determined by the Board to be an “audit committee financial expert.” The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Audit Committee met eight times during 2023.
The Audit Committee’s primary purposes are to:
monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;
monitor our management of financial and cybersecurity risks and compliance with legal and regulatory requirements;
select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;
monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and
establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board.
Furthermore, the Audit Committee is responsible for reviewing the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve disagreements between our management and our external auditors regarding financial reporting, and regularly reviews with the external auditors any problems or difficulties the auditors encounter in the course of their audit work. The Audit Committee, at least annually, uses reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items):

14

the auditors’ internal quality-control procedures;
any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors;
the independence of the external auditors; and
the aggregate fees billed by our external auditors for each of the previous two fiscal years.
For further information on the role of the Audit Committee, fees billed for audit and other services by the independent auditor for the years ended December 31, 2023 and 2022, and the Audit Committee Report, please see “Item 2—Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2024.”
Compensation Committee
Our Board’s Compensation Committee is currently composed of four directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Compensation Committee met two times during 2023.
The Board desires to provide a compensation program for officers and key management personnel under which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee’s primary purposes are to:
review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other members of senior management;
review new executive compensation programs;
assess and monitor our director compensation programs;
review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;
take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;
produce an annual report on executive compensation for inclusion in our proxy statement;
periodically review and assess our compensation and benefits for employees generally; and
administer our executive compensation clawback policy in accordance with the terms of such policy.
Please refer to “Compensation Discussion and Analysis—Elements of Compensation” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. The Compensation Committee has the sole authority to retain compensation consultants to advise it as it determines to be necessary or appropriate, but did not retain or pay fees to any compensation consultants in 2023. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is composed of Ms. Macdonald and Messrs. Smith, Staff and Reichstetter, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2023, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.

15

EHS Committee
The EHS Committee is composed of Messrs. Gardner, Hall and Vagt, with Mr. Vagt serving as the chair of the committee. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The EHS Committee met two times in 2023.
The EHS Committee assists the Board in overseeing management’s establishment and administration of our company’s EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company’s reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company’s business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to ESG reporting, including the review and approval of our ESG Report.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall, Kuehn (until his retirement from the Board on the date of the annual meeting) and Shaper, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Nominating and Governance Committee met two times in 2023.
The Nominating and Governance Committee’s primary purposes are to:
make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with our bylaws;
identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;
identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;
annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and
periodically evaluate our Board’s and committees’ performances.
Board Qualifications, Diversity, Core Competencies and Size
Our Governance Guidelines require that our Board reflect the following characteristics:
each director should be:
a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;
knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations; and
experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;
a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and
our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

16

In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to the following:
a candidate’s experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team;
the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board; and
the results of our Board’s annual self-evaluation.
Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. The Nominating and Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Over time, our Board’s intention is to decrease the size of the Board and enhance the gender and racial diversity of the Board. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management, including:

Industry/Operational Experience	Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to our business.
CEO or Senior Officer Experience	Directors who have served as a CEO or another “C-Level” executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board’s strategic decision making process.
Service on Other Public Company Boards	Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.
Accounting and Financial Reporting Expertise	Directors with an understanding of accounting and financial reporting matters lead our Audit Committee, and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.
Corporate Finance Expertise	Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.
Capital Allocation Expertise
Our ability to generate value for stakeholders also depends on our ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board’s decision making.

Regulatory and Environmental, Health and Safety Expertise	Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.

17

Legal Expertise	The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel’s staff and provide valuable insight in assessing legal risk.
Risk Management Expertise	Directors with experience assessing major risks inherent in business and identifying measures to address and mitigate such risks help us oversee our development of short- and long-term strategies.
Energy Transition Expertise	We are participating in the energy transition (for example, establishing our energy transition ventures group and acquiring businesses in the renewable natural gas space, as well as utilizing and/or planning for the utilization of our existing assets for the transportation/storage of renewable liquids, carbon capture utilization and storage (CCUS) and hydrogen transportation), and our directors with experience involving renewables and alternative energy businesses provide perspective, guidance and oversight in our energy transition efforts.
Gender, Race, Ethnic or other Diversity	Directors with a diversity of backgrounds, including gender, race, ethnicity or other characteristics, provide an important diversity of perspective to the Board.
Director Skills Matrix

Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Risk Management Expertise	Energy Transition Expertise	Gender Diversity	Race, Ethnic or other Diversity
Mr. Kinder	X	X	X		X	X	X	X	X
Ms. Dang	X	X		X	X	X	X		X		X
Ms. Chronis		X		X					X	X	X
Mr. Gardner			X		X	X			X
Mr. Hall			X					X	X			X
Mr. Kean	X	X	X		X	X	X	X	X
Mr. Kuehn*	X	X	X		X	X		X	X
Ms. Macdonald	X	X				X	X	X	X		X
Mr. Morgan	X	X	X	X	X	X			X	X
Mr. Reichstetter			X	X	X	X			X
Mr. Shaper	X	X	X	X	X	X			X	X
Mr. Smith	X	X	X		X	X		X	X
Mr. Staff	X	X	X	X	X	X			X
Mr. Vagt	X	X	X	X	X	X	X		X
___________________
*    Mr. Kuehn will retire from the Board as of the date of our 2024 Annual Meeting.
Identifying and Evaluating Nominees for Director
The Nominating and Governance Committee is generally responsible for seeking, screening and identifying individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members or committees, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies on the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee.

18

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under “Additional Information—Stockholder Proposals and Director Nominations for Our 2025 Annual Meeting.” In addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee’s evaluation.
The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.
In January 2024, our Board established a special search committee, consisting of Messrs. Kinder, Gardner, Morgan and Shaper (Special Committee), to identify and review possible director candidates for nomination at our annual meeting. The Special Committee identified and considered numerous candidates, including Ms. Chronis, whom Mr. Kean had recommended for consideration by the Special Committee. After a review of Ms. Chronis’s qualifications and experience, and interviews conducted by each member of the Special Committee and Ms. Dang and Mr. Martin, the Special Committee selected Ms. Chronis for the Board’s consideration. Mr. Gardner briefed the members of the Nominating and Governance Committee (other than Mr. Shaper, who was a member of the Special Committee) on the results of its search and its unanimous selection of Ms. Chronis. The Nominating and Governance Committee then unanimously recommended, and the Board unanimously approved, Ms. Chronis’s nomination.
Material Legal Proceedings
There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.
Contributions to Charitable Organizations
In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenue.
Annual Meeting Attendance
Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Three of our non-executive directors attended the 2023 Annual Meeting.
Stockholder Communications with Our Board
Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board’s committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the “Contact Us” section of our website at www.kindermorgan.com. Any communication should specify the intended recipient.
All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay communications to the appropriate director or directors unless our investor relations department determines that the communication:
•does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;

19

•relates to routine or insignificant matters that do not warrant the attention of our Board;
•is an advertisement or other commercial solicitation or communication;
•is frivolous or offensive; or
•is otherwise not appropriate for delivery to directors.
The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
Additional Corporate Governance Information
We make available free of charge, on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us,” the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, EHS Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the Chief Executive Officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver.
The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.
No Incorporation by Reference
The Report of the Audit Committee, the Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, except to the extent we specifically incorporate either such report or the performance graph by reference therein.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Approval Policy
Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person’s immediate family member) has a material interest (a “related party transaction”) would be subject to this approval requirement. We expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors,” which include Richard D. Kinder, an investment entity affiliated with our director Michael C. Morgan, other members of our management and investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (Sponsor Investors).
None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor

20

Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.
Registration Rights
The shareholders agreement contains registration rights provisions under which we may be required to register the sale of shares of common stock owned by Mr. Kinder that were issued upon the conversion of his Class A shares and Class B shares. Under the registration rights provisions, Mr. Kinder will have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of his remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of:
a regular quarterly blackout period when our directors and executive officers are not permitted to trade; or
a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information.
The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.
We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.
We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder’s affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Other Provisions
The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.
Director and Officer Indemnification
Under our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of the close of business on March 11, 2024, information known to us regarding the beneficial ownership of our common stock by:
each of our directors, each of our named executive officers identified in “Executive Compensation” and all of our directors and executive officers as a group; and
each person known by us to own beneficially more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	257,086,579	11.58
Kimberly A. Dang(c)	2,541,804	*
Ted A. Gardner(d)	503,633	*
Anthony W. Hall, Jr.	47,260	*
Steven J. Kean(e)	7,581,855	*
Ronald L. Kuehn, Jr.(f)	146,006	*
Deborah A. Macdonald	50,608	*
Michael C. Morgan(g)	4,097,898	*
Arthur C. Reichstetter	107,507	*
C. Park Shaper(h)	9,596,157	*
William A. Smith(i)	47,668	*
Joel V. Staff(j)	124,445	*
Robert F. Vagt(k)	47,579	*
James E. Holland(l)	407,414	*
Thomas A. Martin(m)	1,294,723	*
David P. Michels(n)	114,700	*
Dax A. Sanders(o)	309,069	*
Directors and executive officers as a group (23 persons)(p)	284,294,985	12.81
The Vanguard Group(q)	172,634,436	7.78
BlackRock, Inc.(r)	153,167,516	6.90
State Street Corporation(s)	127,296,540	5.74
_________________________
*    Represents ownership of less than 1%.
(a)    Based on 2,219,373,348 shares of common stock outstanding as of March 11, 2024.
(b)    Includes 61,479 shares owned by Mr. Kinder’s wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 40,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 10,000,000 shares of which had been purchased by Mr. Kinder under such arrangement as of March 11, 2024.
(c)    Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Excludes 228,964

22

RSUs, 288,851 RSUs and 636,575 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2024, July 31, 2025 and July 31, 2026, respectively.
(d)     Includes 196,610 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.
(e)    Includes 265,000 shares owned by Mr. Kean’s wife. Mr. Kean disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 215,793 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean has no pecuniary interest in shares held by the charitable foundation.
(f)    Includes 25,717 shares held by Mr. Kuehn’s spouse. Mr. Kuehn disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse.
(g)    Includes 3,660,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 437,898 shares owned by trusts for which Mr. Morgan has voting and dispositive power. An aggregate of 2,600,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.
(h)    Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 7,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power and 35,000 shares held by a charitable foundation with respect to which Mr. Shaper shares voting and disposition power. Mr. Shaper has no pecuniary interest in the shares held by the charitable foundation.
(i)    Includes 19,581 shares held by Mr. Smith’s spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.
(j)    Includes 7,860 restricted shares subject to forfeiture until July 16, 2024.
(k)    Includes 1,970 restricted shares subject to forfeiture until July 16, 2024.
(l)    Excludes 100,172 RSUs, 108,319 RSUs, and 130,209 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2024, July 31, 2025 and July 31, 2026, respectively.
(m)    Includes 277,950 shares held by a trust for the benefit of family members of Mr. Martin with respect to which Mr. Martin shares voting and disposition power. Mr. Martin disclaims any beneficial ownership of these shares. Excludes 382,572 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2025.
(n)    Excludes 57,241 RSUs, 86,656 RSUs and 121,528 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2024, July 31, 2025 and July 31, 2026, respectively.
(o)    Excludes 85,862 RSUs, 108,319 RSUs and 130,209 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2024, July 31, 2025 and July 24, 2026, respectively. Mr. Sanders has pledged 232,439 shares as collateral for a line of credit that is undrawn as of the date of this proxy statement.
(p)    See notes (b) through (o). Also includes 361 shares held indirectly, in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest. Includes 3,219 shares held in a margin account in the name of an executive officer other than the named executive officers, no margin loans in respect of which were outstanding as of March 11, 2024. Excludes an aggregate of 1,262,540 RSUs held by executive officers other than the named executive officers, which RSUs are subject to forfeiture and voting restrictions that lapse at various times from July 2024 through July 2026.
(q)    Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on February 13, 2024, reflecting beneficial ownership as of December 29, 2023, The Vanguard Group has shared voting power as to 3,407,496 shares of common stock, sole dispositive power as to 163,342,132 shares of common stock and shared dispositive power as to 9,292,304 shares of common stock.
(r)    Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, on January 26, 2024, reflecting beneficial ownership as of December 31, 2023, BlackRock, Inc. has sole voting power as to 142,772,520 shares of common stock and sole dispositive power as to 153,167,516 shares of common stock.
(s)    Based on a Schedule 13G/A filed with the SEC by State Street Corporation, State Street Financial Center, One Congress Street, Suite One, Boston, MA 02114, on January 30, 2024, reflecting beneficial ownership as of December 31, 2023, State Street Corporation has shared voting power as to 89,571,600 shares of common stock and shared dispositive power as to 126,980,102 shares of common stock.

23

Equity Compensation Plan Information
The following table sets forth information regarding our current equity compensation plans as of December 31, 2023.

Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(a)	22,775,614
Equity compensation plans not approved by security holders(b)	952,390
Total	23,728,004
_________________________
(a)    Consists of common stock issuable under the 2021 Stock Incentive Plan described under “Executive Compensation.”
(b)    Consists of common stock issuable under the Second Amended and Restated Stock Compensation Plan for Non-Employee Directors described under “Director Compensation.”
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2023.

24

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of the date of this proxy statement.
As mentioned in “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement, several of our executive officers previously served as directors and/or officers of one or more of KMI’s predecessors, and several also previously served as directors and/or officers of one or more of KMI’s acquired companies and formerly public subsidiaries, including EP, EPB GP, KMGP, KMR, and KML. When we refer to “Kinder Morgan” or “Kinder Morgan companies,” we mean KMI, one or more of the companies acquired by KMI, and/or KMI’s formerly public subsidiaries.

Name	Age	Position
Richard D. Kinder	79	Director and Executive Chairman
Kimberly A. Dang	54	Director and Chief Executive Officer
Thomas A. Martin	62	President
Anthony B. Ashley	52	Vice President (President, CO2 and President, Energy Transition Ventures)
Kevin Grahmann	41	Vice President, Corporate Development
James E. Holland	61	Vice President and Chief Operating Officer
Catherine C. James	58	Vice President and General Counsel
David P. Michels	45	Vice President and Chief Financial Officer
Sital K. Mody	53	Vice President (President, Natural Gas Pipelines)
Michael J. Pitta	50	Vice President and Chief Administrative Officer
Dax A. Sanders	49	Vice President (President, Products Pipelines)
John W. Schlosser	61	Vice President (President, Terminals)
For biographical information concerning Mr. Kinder and Ms. Dang, please see “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement.
Thomas A. Martin is President of KMI. He was elected to that role in August 2023 after serving as Executive Vice President from February 2023 until August 1, 2023. From 2009 to February 2023, he served as Vice President (President, Natural Gas Pipelines). He also served as a director of EPB GP from 2012 until 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from 2005 until 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a bachelor’s degree in business administration from Texas A&M University.
Anthony B. Ashley was elected Vice President (President, CO2 and President, Energy Transition Ventures) of KMI in June 2022. He served as Vice President, Energy Transition Ventures from that team’s formation in February 2021 until appointment to his current role. From April 2018 until February 2021, he was Treasurer and Vice President of Investor Relations of KMI and had been Treasurer since 2013. Mr. Ashley joined EP in 1998 and held a variety of positions in finance and business development prior to KMI’s acquisition of EP in 2012. Prior to receiving his master’s degree, he worked at JP Morgan Chase. Mr. Ashley holds a master’s degree from the Jones Graduate School of Business at Rice University and a bachelor’s degree in money, banking and finance from the University of Birmingham, United Kingdom.
Kevin Grahmann was elected Vice President, Corporate Development in July 2020. Mr. Grahmann joined Kinder Morgan’s Corporate Development group in 2012 and was named a Vice President within the group in July 2017. Prior to joining Kinder Morgan, he served in various business development and corporate development roles at EP and Exterran, Inc. He previously worked at J.P. Morgan in investment banking. Mr. Grahmann holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree in economics from Rice University.
James E. Holland was elected Vice President and Chief Operating Officer of KMI in July 2020. Mr. Holland served as Vice President (President, Products Pipelines) of KMI from July 2017 to July 2020, and served as Vice President of technical services for Kinder Morgan’s Products Pipelines group from 2012 to July 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in our

25

Products Pipelines group. Mr. Holland holds bachelor’s degrees in chemistry and biology from New Mexico State University.
Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. Ms. James earned a bachelor’s degree from Smith College and Juris Doctor from the University of Texas School of Law.
David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of EPB GP from 2013 until 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Mr. Michels holds a master’s degree from the University of Chicago Booth School of Business and a bachelor’s degree in finance from the University of Texas at Austin.
Sital K. Mody was elected Vice President (President, Natural Gas Pipelines) of KMI in February 2023. From August 2018 to February 2023, he served as President of KMI’s Midstream group. From July 2017 to August 2018, he served as Chief Commercial Officer of the Midstream section of KMI’s Natural Gas group. From 2013 to 2017, he served as Vice President, Marketing for Tennessee Gas Pipeline. Mr. Mody has served in various roles of increasing responsibility for the Kinder Morgan companies since joining EP in 2001. From 1992 to 2001, Mr. Mody worked at Deloitte & Touche, Tenneco Inc. and The Coca Cola Company. Mr. Mody holds a bachelor’s degree in accounting from The University of Texas and a master’s degree in finance from the University of Houston.
Michael J. Pitta was elected Vice President and Chief Administrative Officer of KMI effective February 26, 2024. Mr. Pitta previously served as Vice President, Human Resources from January 2023 to February 2024. Over the course of his 19-year career with KMI, Mr. Pitta has progressed through a variety of leadership roles, including in project management, operations, and EHS. Mr. Pitta served as Vice President of EHS from November 2020 to January 2023. He was Vice President of Operations for KMI’s Products Pipelines group from January 2019 to November 2020, and Vice President of EHS for our Terminals group from June 2012 to January 2019. He holds a master’s degree in business administration from the University of California, Irvine, and a bachelor’s degree in engineering geology from the University of California, Los Angeles.
Dax A. Sanders was elected Vice President (President, Products Pipelines) of KMI in July 2020. Mr. Sanders served as Executive Vice President and Chief Strategy Officer of KMI from April 2018 to July 2020, and Vice President, Corporate Development of KMI from March 2013 to April 2018. He also served as a director and Chief Financial Officer of KML from April 2017 to December 2019. Mr. Sanders served as Vice President, Corporate Development for KMR from March 2013 until November 2014 and the general partner of EPB from March 2013 until January 2015. From 2009 until 2013, he was a Vice President within Kinder Morgan’s Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for our Kinder Morgan Canada group. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master’s degree in business administration from the Harvard Business School and a master’s and a bachelor’s degree in accounting from Texas A&M University.
John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014 and served in the same role for KMR and KMGP from March 2013 until December 2014. He also served as President of KML from August 2018 to December 2019 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan’s Terminals group in 2010. He previously served as Vice President of Sales and Business Development for the Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan’s purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 39 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a bachelor’s degree from Miami University, Oxford, Ohio.

26

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation of our executive officers, with a focus on the compensation of (i) each person who served as the Company’s principal executive officer during 2023, (ii) our principal financial officer, and (iii) the three other most highly compensated officers in 2023 determined in accordance with applicable SEC disclosure rules, whom we refer to collectively herein as our “named executive officers.” Our 2023 named executive officers are Kimberly A. Dang, Chief Executive Officer; Thomas A. Martin, President; James E. Holland, Vice President and Chief Operating Officer; David P. Michels, Vice President and Chief Financial Officer; Dax A. Sanders, Vice President (President, Products Pipelines); and Steven J. Kean, our former Chief Executive Officer.

On January 18, 2023, we announced that Mr. Kean would transition out of his role as CEO effective August 1, 2023 and on that date Ms. Dang, previously our President, succeeded Mr. Kean to the role of CEO. Mr. Martin became our President on August 1, 2023 in connection with the CEO transition arrangements. Mr. Martin served as our Executive Vice President from February 1, 2023 until he assumed the role of President. Prior to his promotion to the role of Executive Vice President, Mr. Martin served as our Vice President (President, Natural Gas Pipelines). Further information regarding the compensation of our named executive officers is included in compensation tables and related disclosures following this CD&A.
Program Objectives
We seek to attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders. To help accomplish this goal, we have designed an executive compensation program to:
•incent our executives to act and make decisions like owners;
•provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and
•tie a substantial majority of our executives’ total compensation directly to our financial performance to further align our executives’ interests with those of our stockholders.
To accomplish the foregoing, we use a combination of:
•base salary (non-performance based cash compensation) that is generally below market;
•an annual bonus opportunity (performance-based cash compensation) that is tied to the attainment of our annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and
•long-term incentive compensation (performance-based equity awards) that is generally awarded annually in the form of restricted stock units (RSUs) with cliff-vesting at the end of a three-year performance period and subject to a reasonably achievable performance-based vesting condition.
We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” goals in the long-term incentive equity awards because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.
We keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party compensation surveys in which we participate. We developed a compensation peer group from the energy industry

27

using companies that most closely reflect our profile in terms of revenues, assets, and market value, as well as competition for executive level talent and we re-assess our peer group when appropriate given consolidation or other industry changes. This information is compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive within the energy industry, and is generally comparable, in terms of total compensation value, to the median of total compensation offered by companies of similar size and scope to ours. The following companies are included in our peer group:

CenterPoint Energy, Inc.	EOG Resources, Inc.	Sempra Energy
ConocoPhillips Company	Marathon Petroleum Corporation	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(a)
Duke Energy Corporation	Occidental Petroleum Corporation	TC Energy Corporation
Enbridge Inc.	ONEOK, Inc.	Valero Energy Corporation
Energy Transfer LP(a)	Phillips 66	The Williams Companies, Inc.
Enterprise Products Partners LP	Plains All American Pipeline L.P.
_________________________
(a)    Includes affiliated entities.
Compensation Designed to Reward Performance and Align Incentives
Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, to align management’s interests with those of our stockholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our EHS policies. Each executive is held accountable for upholding and complying with company policies, which require the individual to maintain an inclusive and discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See “Corporate Governance—Corporate Governance Highlights.”
We believe that the most effective means of aligning management’s interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation such as base salary and perquisites. We do not provide executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft, and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union employees.
We emphasize incentive-based compensation by paying base salaries that are generally below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. Annual bonus amounts are determined based on the level of achievement of annual financial performance targets established by the Compensation Committee and other objectives. RSUs granted under our executive compensation program are subject to both time-based and performance vesting hurdles and provide the attributes of stock ownership, which we believe motivates executives to behave like owners by directly aligning the executives’ interests with those of our stockholders.
Our incentive-based compensation is subject to performance targets that are intended to incentivize and reward our executives’ efforts to preserve and enhance the long-term value of our company. Our primary financial performance target under both our annual and long-term incentive awards is distributable cash flow (DCF) per share, which we believe is useful to evaluate our performance and to measure and estimate the ability of our assets to generate economic earnings after paying interest expense, paying cash taxes and expending sustaining capital. DCF provides additional insight into the specific costs associated with our assets in the current period and facilitates period-to-period comparisons of our performance from ongoing business activities. Supplemental performance targets include a consolidated leverage ratio to measure the strength of our balance sheet (Net Debt-to-Adjusted

28

EBITDA), our business segments’ respective earnings performance compared to their budgeted earnings before depreciation, depletion and amortization expenses, including amortization of excess cost of equity investments (Adjusted Segment EBDA), EHS and operational performance, and progress on or completion of projects or transactions that enhance the value of our company. We use DCF per share, consolidated leverage and Adjusted Segment EBDA because we believe that performance targets should emphasize performance that is reasonably within our executives’ control, unlike measures, such as total shareholder return (TSR), which can be influenced by significant factors outside our executives’ control, such as market sentiment or momentum. DCF per share, Net Debt-to-Adjusted EBITDA and Adjusted Segment EBDA are non-GAAP measures. Please see “Appendix A—Non-GAAP Financial Measures” for an explanation of these non-GAAP performance measures.
Individual Executive Compensation Waivers

We have certain individual executive officer compensation arrangements that we have implemented at the request of the applicable officer and pursuant to which the officer has waived his or her participation in our standard programs described below. Ms. Dang waived her participation in our annual cash bonus program for the portion of 2023 attributable to her service as CEO and for future years. In addition, at his request, Mr. Kean received a base salary of $1 per year and no annual cash bonus during his years of service as CEO. As a result of these arrangements, the compensation of these executives is largely, and in the case of Mr. Kean, almost exclusively, in the form of long-term incentive equity awards and related dividend equivalent payments. The dominance of equity awards in the compensation design for our officers serving in the CEO role means that their compensation package is closely aligned with stockholder value in a manner we believe is superior to short-term performance metrics and cash-based incentives. At his request, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year. Mr. Kinder also reimburses us for health care premiums paid on his behalf.
Elements of 2023 Compensation
Our 2023 executive compensation program was principally composed of three elements:
•a base salary,
•a possible annual cash bonus, and
•long-term incentive equity awards (including related dividend equivalent payments on unvested awards).
Each year, the Compensation Committee reviews our compensation philosophy and approves the compensation of our named executive officers and the financial and other goals and objectives that are relevant to the compensation of our named executive officers. The Compensation Committee (and the other independent directors, in the case of our CEO) also reviews each named executive officer’s performance in consultation with management. For 2023, the Compensation Committee and the other independent Board members solicited information from Mr. Kinder and Ms. Denise Mathews (our former Vice President and Chief Administrative Officer, who retired in February 2024) regarding the performance of Ms. Dang. In addition, the Compensation Committee solicited information from Mr. Kinder, Ms. Mathews and Ms. Dang with respect to the performance of our other named executive officers. The Compensation Committee also obtained information from Ms. Mathews with respect to compensation for comparable positions of responsibility at our peer companies. All this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our CEO, whose compensation was approved by our independent directors. With respect to the 2023 compensation of Mr. Kean, no compensation changes were considered or approved in connection with his transition from the role of CEO, which was announced in January 2023 and effective August 1, 2023. No named executive officer reviewed his or her own performance or approved his or her own compensation, although the independent directors of the Board have considered and agreed to individual requests by executive officers to forego a traditional base salary or to participate in the annual incentive plan, as described above under “—Individual Executive Compensation Waivers.”
Base Salary
Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable fixed compensation while also retaining our overall emphasis on incentive-based compensation; accordingly, we pay base

29

salaries that are generally below the 50th percentile of those of our peer group. The Compensation Committee has maintained an annual base salary cap for our executive officers of $500,000 since July 2018. As noted above, our former Chief Executive Officer, Mr. Kean, received an annual base salary of $1, as does our Executive Chairman, Mr. Kinder.
Possible Annual Cash Bonus (Performance-Based Cash Incentive)
The overall purpose of our Amended and Restated Annual Incentive Plan (Annual Incentive Plan) is to foster our executive officers’ and our employees’ personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance. All of our employees are eligible to participate in the Annual Incentive Plan (except for employees covered by collective bargaining agreements and employees of one of our joint ventures, which has its own compensation program). The Annual Incentive Plan is administered with an executive component for awards to our executive officers and a non-executive component for all other eligible employees. Ms. Dang waived her participation in the Annual Incentive Plan for the portion of 2023 attributable to her service as CEO and for future years. Mr. Kean also elected not to participate in the Annual Incentive Plan during his service as CEO.
At the beginning of each performance year, the Compensation Committee establishes a budgeted pool of bonus dollars for the payment of awards and establishes performance goals. After our results for the year are calculated, the Compensation Committee determines the degree to which the final bonus pool for the performance year will be funded. This determination depends primarily on the extent to which we meet certain financial performance targets, which are generally consistent with the Board-approved budget developed through our rigorous budgeting process and published in January of each year. The Compensation Committee may also adjust the final bonus pool upward or downward based on other factors, in the Committee’s discretion, including our overall performance in other areas such as EHS and operational performance and other financial measures.
With respect to the executive component, the Compensation Committee also establishes individual bonus award opportunities available to each executive officer which will form the basis for determining the amount payable under such awards, subject to achievement of the applicable performance goals and other factors determined by the Compensation Committee in its discretion. After the financial results for the year are calculated, the Compensation Committee determines the bonuses to be paid to each executive officer based primarily on the extent to which the annual financial performance targets are met, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive. The maximum payout to any individual under the Annual Incentive Plan for any year is $3 million. The Compensation Committee, in its sole discretion, may reduce or increase the amount of the bonus actually paid to any executive officer.
For 2023, the Compensation Committee set a target of DCF of $2.13 per common share as the financial performance target under both the executive component and the non-executive component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2023:
a target consolidated leverage ratio, which we measure as the ratio of Net Debt-to-Adjusted EBITDA, of 4.0x; and
our EHS performance, including
beating industry average incident rates;
improving incident rates compared to our previous three-year averages; and
experiencing no significant incidents in our operations or expansions.
DCF, DCF per common share, and Net Debt and Adjusted EBITDA are non-GAAP measures. Please see “Appendix A—Non-GAAP Financial Measures” for descriptions of how these measures are calculated from our financial statements.
The table under “Grants of Plan-Based Awards for 2023” below sets forth the threshold, target and maximum payout opportunities for each named executive officer under the Annual Incentive Plan. The Compensation Committee has never approved payment of the maximum bonus opportunity to a current named executive officer.

30

For 2023, we achieved DCF per share of $2.10 (1% below our DCF target of $2.13 per share), and our Net Debt-to-Adjusted EBITDA was 4.21x, compared to our target of 4.0x. If our acquisition of the STX Midstream pipeline system from NextEra Energy Partners, LP had closed in 2024, as originally forecasted, instead of December 28, 2023, then our consolidated leverage ratio would have been in line with the target level goal.
Our Compensation Committee approved funding of slightly less than 100% of the 2023 budgeted cash bonus pool under the Annual Incentive Plan. The Compensation Committee established a baseline funding rate of 97% for the executive component, with individual executives receiving upward or downward adjustments relative to such 97% funding rate based on individual performance and other factors as described below. The budgeted bonus opportunities for each named executive officer are based on the peer company market data discussed under “—Program Objectives” above. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.

The 2023 bonuses paid to our named executive officers were based primarily on the extent to which the DCF per share target was met. The Committee also took into account our achievement of the consolidated leverage ratio target and our EHS and operational performance goals, as well as continued progress on key projects and completion of valuable transactions. In addition, the Compensation Committee considered Adjusted Segment EBDA as a factor in determining compensation under our Annual Incentive Program for our business segment presidents.
The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2024. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a “score card” or quantify or assign relative weight to the specific criteria considered. Specific aspects of an individual’s performance, other than the overall financial and other objectives discussed above, were not identified in advance. Rather, adjustments were based on the Compensation Committee’s judgment and input from Mr. Kinder, Ms. Dang (with respect to other members of the executive leadership team) and Ms. Mathews, giving consideration to the totality of the record presented, including the individual’s performance and the magnitude of any other positive or negative factors. For details on amounts paid to the named executive officers for 2023 awards under Annual Incentive Plan, see the “Non-Equity Incentive Plan Compensation” column in the “—2023 Summary Compensation Table” following this CD&A.
For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Long-Term Incentive Compensation (Performance-Based Equity Incentive)
We believe that significant long-term incentive equity compensation as part of total executive compensation is an effective means of attracting, motivating, and retaining executive talent while also aligning executives’ interests with those of stockholders. Accordingly, we use long-term incentive equity awards in the form of RSUs for a significant portion of our executives’ compensation. Our executives receive dividend equivalents on their unvested RSUs in the same amount per RSU as our normal quarterly dividends per share on our common stock, and they receive one share of our common stock upon vesting of each RSU, creating direct alignment with stockholders. We believe that this alignment encourages our executives to think and make decisions like owners.
We typically make annual awards to our executive officers of RSUs that are subject to both a time-based vesting condition (typically a three-year cliff-vesting condition) and a performance-based vesting condition (typically a DCF per share target). In July 2023, in connection with the usual processes for annual approvals of long-term incentive awards, the Compensation Committee approved RSU awards for Ms. Dang and Messrs. Holland, Michels and Sanders that will vest in full on July 31, 2026, generally subject to continued employment and achievement of specified performance hurdles. The 2023 annual award approved for Ms. Dang was 636,575 RSUs, which was sized in anticipation of her appointment as our CEO. As described in the following paragraph, the Compensation Committee approved an RSU award for Mr. Martin in January 2023, and he did not receive any additional RSU award as part of the annual approval process in July 2023. Mr. Kean did not receive any RSU award in 2023.

31

In certain circumstances, we grant an RSU award that is larger than a typical annual RSU award, with the expectation that no additional equity awards will be granted to such executive until near the end of the vesting period. We refer to awards of this type as multi-year awards. A multi-year award represents more than one year’s long-term incentive compensation because it is intended that the executive will forego one or more annual grants in the future during the vesting period of the multi-year award. In January 2023, the Compensation Committee approved a multi-year award to Mr. Martin in connection with his promotion to Executive Vice President and in anticipation of his promotion to President. This multi-year award also was intended for retention purposes in recognition that Mr. Martin’s only then outstanding RSU award was scheduled to vest on January 31, 2023. Mr. Martin received a multi-year award of 382,572 RSUs that will vest in full on July 31, 2025, generally subject to continued employment and achievement of specified performance hurdles. In light of this multi-year award, future equity awards are not expected to be granted to Mr. Martin until closer to the end of the performance period vesting date.
As stated above, the RSU awards that we make to our executive officers generally provide for cliff-vesting at the end of a three-year performance period and are subject to a reasonably achievable performance-based vesting condition. The performance-based condition is typically a requirement that the annualized DCF per share for any four quarters during the vesting period meet or exceed a DCF per share target established by the Compensation Committee. The Compensation Committee selects a DCF per share target that is consistent with the current year’s budget and our internal estimates of expected performance over the vesting period, and is typically at or slightly higher than the budgeted DCF per share approved by the Board for the year in which the equity award is granted. As such, the performance hurdle is designed to be achievable based on expected performance. Because this target is not intended to serve as a forecast or guidance for investors, we do not publish the target until the year of vesting. See “—Stock Vested During 2023” for the targets applicable to RSUs that vested in 2023. The Compensation Committee has determined to utilize an achievable DCF per share target rather than subjecting all or a portion of the awards to “reach” or “stretch” targets based on a number of considerations. First, the three elements principally comprising our executives’ compensation, when aggregated, provide our executives with a total compensation package generally at the 50th percentile of the executive compensation in our above-referenced peer group. If the long-term incentive equity awards, which represent a large percentage of each of our executive’s total compensation (and, in the case of Mr. Kean, equity awards represented essentially all his total compensation), failed to vest, an executive would be severely underpaid compared to market. Such an event would impair our ability to motivate and retain the executive. Second, we believe that layering on equity awards that vest only upon (or that vest at a higher rate based upon) achievement of pre-established “reach” financial targets or stock performance or similar metrics may create incentives to engage in behavior that is potentially adverse to long-term stockholder value. Finally, as noted previously, we believe that granting our executives long-term incentive compensation in the form of RSUs (which vest into shares of our common stock) directly aligns the executive with the interests of stockholders through potential stock ownership in a manner that we believe is superior to short-term performance metrics and cash-based incentives. See “—Grants of Plan Based Awards for 2023” following this CD&A for information regarding the awards granted to the named executive officers in 2023.
All the outstanding long-term incentive equity awards held by executive officers are subject to the terms of our 2021 Stock Incentive Plan. The 2021 Stock Incentive Plan provides for clawback of equity compensation received under the plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the 2021 Stock Incentive Plan is three years, subject to an exception for up to 10% of the shares of common stock authorized for issuance under the 2021 Stock Incentive Plan (which 10% remains subject to a minimum vesting period of 12 months). The minimum vesting periods do not apply in the case of a change in control of the company or upon the occurrence of certain events that may be specified in the applicable award agreement.
For a discussion of effects under the 2021 Stock Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please see “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Retirement Programs
In addition to the three principal components of our executive compensation programs described above (base salary, possible annual cash bonus, and long-term incentive compensation), KMI employees, including our named executive officers, are eligible for our 401(k) retirement savings plan and a cash balance retirement plan, as described below.

32

Kinder Morgan Savings Plan. The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation, annual incentive bonus and overtime, subject to limits established by the Internal Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers. Upon completing two years of employment with the company, participants become 100% vested in KMI contributions and may take a distribution upon termination of employment or retirement.

Kinder Morgan Retirement Plans. Employees of KMI, including our named executive officers, are also eligible to participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans that we refer to herein as the “Cash Balance Retirement Plans.” Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants’ PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Upon completing three years of employment with the company, employees become 100% vested in the Cash Balance Retirement Plans and may take a lump sum or annuity distribution upon termination of employment or retirement. For information regarding the estimated actuarial present value of each named executive officer’s accumulated pension benefit under the Cash Balance Retirement Plans, see “—Pension Benefits” following this CD&A.
Say-on-Pay
At our 2023 Annual Meeting, our stockholders voted to approve, on an advisory basis (with an approval rate of 94.09%), the compensation of our then named executive officers. We believe that this voting result indicates that our stockholders are supportive of the compensation program that we provide for our named executive officers. We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, ESG and legal groups, among others, meet with stockholders on a variety of topics, including executive compensation matters. See also “Corporate Governance—Stockholder Engagement.”
As required under Regulation 14A of the Exchange Act, at the 2024 annual meeting, stockholders will have an opportunity to vote on an advisory basis with respect to the frequency of future advisory say-on-pay votes. Our Board is recommending that the say-on-pay vote continue to be held on an annual basis, which is consistent with our past practice and the plurality of stockholders’ advisory votes received with respect to the frequency vote at our 2018 Annual Meeting. See “Item 4—Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation.”
Other Compensation Matters
Our compensation policies include a number of features which we believe illustrate our commitment to best practices, including:
•Pay for Performance - We provide pay for performance by tying a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders, and we further enhance this alignment through long-term equity awards to our CEO that represent an even greater portion of the total compensation opportunity.
•Reasonable Cost of Compensation - We provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by an energy peer group that resembles our profile in terms of size and scope.
•No “Stretch” Awards or Goals - We do not layer on additional “stretch” awards providing excess or bonus vesting based on stock price, total stockholder return or other similar measures.
•Long-term Vesting of Equity - Our RSU awards granted to our named executive officers generally vest at the end of a three-year performance period and subject to achievement of reasonable performance conditions.

33

•Stock Ownership Guidelines - We incentivize our executives to act and make decisions like owners through robust stock ownership guidelines, which require our executive officers to maintain stock ownership based on a multiple of base salary that is 6x base salary for our CEO and 2x base salary for all other executive officers.
•Clawback Policy - We maintain a clawback policy that requires KMI to recover executive compensation as required by rules of the NYSE and SEC, generally in the event of a restatement of our financial results. This policy replaced the prior clawback policy adopted by our Board in 2017.
•No Perquisites - We do not provide executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance to our executive officers. We have no executive company cars or car allowances, and we do not pay for financial planning services. We do not own any corporate aircraft, and we do not pay for executive to fly first class.
•No Employment Agreements - We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union employees, and severance payments are capped at an amount equal to six months of annual base salary.
•Tax and Other Regulatory Considerations - We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction by a publicly held company for compensation over $1 million per individual paid in any fiscal year to our covered employees, including the CEO and other named executive officers.
See “Corporate Governance” above for further discussion of our corporate governance practices.
Risks Associated with Compensation Practices
We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation — primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation — is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee’s oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.

34

Report of Compensation Committee
The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2023 set forth above. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement for the annual meeting.
This report is respectfully submitted by the Compensation Committee of the Board.
Compensation Committee
Deborah A. Macdonald, Chair
Arthur C. Reichstetter
William A. Smith
Joel V. Staff

35

2023 Summary Compensation Table
The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the year ended December 31, 2023 and, to the extent required by applicable SEC disclosure rules, 2022 and 2021.
As announced in January 2023, Ms. Dang, previously the President of the company, succeeded Mr. Kean as our Chief Executive Officer effective August 1, 2023, and on such date Mr. Martin, previously Executive Vice President of the company, became our President.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value ($)(d)	All Other Comp-ensation ($)(e)	Total ($)
Kimberly A. Dang(f) Chief Executive Officer	2023	498,077	—	11,000,016	850,000	40,917	16,500	12,405,510
	2022	473,077	—	5,000,011	1,400,000	—	15,250	6,888,338
	2021	450,000	—	4,000,001	1,650,000	6,265	14,500	6,120,766
Thomas A. Martin(f) President	2023	498,077	—	7,200,005	1,225,000	37,222	16,500	8,976,804

James E. Holland Vice President and Chief Operating Officer	2023	498,077	—	2,250,012	660,000	40,990	16,500	3,465,579
	2022	473,077	—	1,875,002	715,000	12,189	15,250	3,090,518
	2021	450,000	—	1,750,005	749,000	12,338	23,154	2,984,497
David P. Michels Vice President and Chief Financial Officer	2023	498,077	—	2,100,004	735,000	27,197	16,500	3,376,778
	2022	473,077	—	1,500,015	750,000	—	15,250	2,738,342
	2021	450,000	—	1,000,000	763,000	7,032	14,500	2,234,532
Dax A. Sanders Vice President (President, Products Pipelines)	2023	498,077	—	2,250,012	675,000	37,380	16,500	3,476,969
	2022	473,077	—	1,875,002	688,000	—	15,250	3,051,329
	2021	450,000	—	1,500,009	754,000	3,213	14,500	2,721,722
Steven J. Kean(f)(g) Former Chief Executive Officer	2023	1	—	—	—	9,413	—	9,414
	2022	1	—	—	—	1,461	—	1,462
	2021	1	—	18,000,005	—	253	—	18,000,259
_________________________
(a)    Amounts reported for 2023 with respect to all named executive officers other than Mr. Kean reflect a base salary increase from $475,000 to $500,000 that was effective as of January 29, 2023.
(b)    See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation (Performance-Based Equity Incentive)” for discussion of the terms of RSU awards granted to our named executive officers in 2023. Amounts reflect the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board (FASB) Codification Topic 718, “Compensation  —  Stock Compensation.” The grant date fair value reflected in the “Stock Awards” column factors in anticipated dividend equivalent payments on such awards. The table below provides, on a supplemental basis, dividend equivalent payments received by the named executive officers in respect of RSU awards outstanding during the years indicated.

Name	2023 ($)	2022 ($)	2021 ($)
Kimberly A. Dang	1,109,703	750,296	581,467
Thomas A. Martin	542,547	N/A	N/A
James E. Holland	405,826	357,598	428,480
David P. Michels	275,213	199,244	153,459
Dax A. Sanders	375,770	393,511	388,903
Steven J. Kean	868,060	1,135,948	1,282,216

36

(c)    Represents amounts earned under the Annual Incentive Plan for the applicable fiscal year. Ms. Dang waived her participation in the Annual Incentive Plan for the portion of 2023 attributable to her service as CEO and for future years. Mr. Kean also waived his annual incentive during his years of service as CEO.
(d)    Represents, as applicable, the 2023, 2022 and 2021 annual change in the actuarial present value of accumulated defined pension benefits (including unvested benefits) under our Cash Balance Retirement Plans. The 2022 change in pension value for Ms. Dang and Messrs. Michels and Sanders was $(20,641), $(28,066), and $(38,363), respectively.
(e)    Consists of company contributions to the KMI Savings Plan. In addition, Mr. Holland’s amount for 2021 includes a cash service award of $8,654 in recognition of his 30th anniversary of employment. The amounts reflected for all periods exclude dividend equivalent payments because the dollar value of such payments was factored into the grant date fair value reported in the “Stock Awards” column for the years in which such RSU awards or restricted stock awards were granted. Please see footnote (b) for supplemental disclosure regarding dividend equivalent payments to named executive officers.
(f)    Effective August 1, 2023, Ms. Dang succeeded Mr. Kean as our CEO and Mr. Martin became our President. Mr. Kean separated as an employee on such date but continues to serve as a member of the Board. Mr. Martin was not a named executive officer in 2022 or 2021.
(g)    In addition to the amounts set forth in this 2023 Summary Compensation Table, Mr. Kean received our standard Board retainer fees, which were prorated for his service on the Board as a non-employee director during the third and fourth quarters of 2023. These 2023 prorated Board retainer fees totaled $97,704.

37

Grants of Plan-Based Awards for 2023
The following table provides information regarding plan-based incentive awards granted to our named executive officers during 2023. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2023. Amounts actually paid under that plan for 2023 are set forth in the 2023 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.” Information under the captions “Estimated Future Payouts Under Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock Awards” represents awards of RSUs to our named executive officers in 2023 under our 2021 Stock Incentive Plan. These amounts are set forth in the 2023 Summary Compensation Table under the caption “Stock Awards.”

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Target		Grant Date Fair Value of Stock Awards
Name	Grant Date	($)	($)	($)	(#)(b)		($)(c)
Kimberly A. Dang
Annual Incentive Plan(d)	N/A	—	1,500,000	2,250,000
RSU Awards	7/18/2023				636,575		11,000,016
Thomas A. Martin
Annual Incentive Plan	N/A	—	1,250,000	1,875,000
RSU Awards	1/17/2023				382,572		7,200,005
James E. Holland
Annual Incentive Plan	N/A	—	700,000	1,050,000
RSU Awards	7/18/2023				130,209	2,250,012	2,250,012
David P. Michels
Annual Incentive Plan	N/A	—	750,000	1,125,000
RSU Awards	7/18/2023				121,528		2,100,004
Dax A. Sanders
Annual Incentive Plan	N/A	—	725,000	1,087,500
RSU Awards	7/18/2023				130,209		2,250,012
Steven J. Kean(d)	N/A	—	—	—	—		—
_________________________
(a)    Represents payment opportunities under the 2023 awards under our Annual Incentive Plan. The threshold payment opportunity varies based on whether (i) less than 90% of the target goal is met (providing a payment opportunity from 0% to 74% of the target award level) or (ii) 90% – 99% of the target goal is met (providing a payment opportunity from 75% to 99% of the target award level). The maximum payment opportunity would range from 101-150% of the target opportunity if the target goal is exceeded. See “Compensation Discussion and Analysis—Elements of 2023 Compensation—Possible Annual Cash Bonus (Non-Equity Cash Incentive)” above for further discussion of the 2023 awards under our Annual Incentive Plan.
(b)    Represents the number of RSUs granted in 2023 to the named executive officers. The awards granted on July 18, 2023 cliff-vest on July 31, 2026, generally subject to achievement of a specified performance condition and continued employment through the vesting date. The award granted on January 17, 2023 cliff-vests on July 31, 2025, generally subject to achievement of a specified performance condition and continued employment through the vesting date. See “Compensation Discussion and Analysis—Elements of 2023 Compensation—Long-Term Incentive Compensation (Performance-Based Equity Incentive)” and “Compensation Discussion and Analysis—2023 Executive Officer Transitions” above for further discussion of the 2023 RSU awards.
(c)    Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of RSU grants to the named executive officers during 2023.

38

(d)    The amounts set forth in this table reflect a full year award opportunity; however, Ms. Dang waived her participation in the Annual Incentive Plan for the portion of 2023 attributable to her service as CEO and for future years. Mr. Kean also declined to participate in the Annual Incentive Plan and did not receive any RSU awards in 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

Name	Number of Shares of RSUs	Market Value of Shares underlying RSUs ($)(a)
Kimberly A. Dang(b)	1,154,390	20,363,440
Thomas A. Martin (c)	382,572	6,748,570
James E. Holland(d)	338,700	5,974,668
David P. Michels(e)	265,425	4,682,097
Dax A. Sanders(f)	324,390	5,722,240
Steven J. Kean(g)	—	—
_________________________
(a)    The values represented in this column have been calculated by multiplying $17.64, the closing price of our common stock on December 29, 2023, by the number of RSUs.
(b)    Consists of 228,964 RSUs, 288,851 RSUs and 636,575 RSUs scheduled to vest on July 31, 2024, 2025 and 2026, respectively, subject to achievement of applicable performance goals.
(c)    Represents an RSU award granted January 17, 2023 in anticipation of Mr. Martin’s promotion to the role of President. This award was granted as a multi-year award and is scheduled to vest on July 31, 2025, subject to achievement of applicable performance goals.
(d)    Consists of 100,172 RSUs, 108,319 RSUs, and 130,209 RSUs scheduled to vest on July 31, 2024, 2025 and 2026, respectively, subject to achievement of applicable performance goals.
(e)    Consists of 57,241 RSUs, 86,656, RSUs and 121,528 RSUs scheduled to vest on July 31, 2024, 2025 and 2026, respectively, subject to achievement of applicable performance goals.
(f)    Consists of 85,862 RSUs, 108,319 RSUs and 130,209 RSUs scheduled to vest on July 31, 2024, 2025 and 2026, respectively, subject to achievement of applicable performance goals.
(g)    Mr. Kean had no outstanding equity awards at December 31, 2023.

39

Stock Vested During 2023

	Stock Awards
Name	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Kimberly A. Dang	198,808(b)	3,520,890
Thomas A. Martin	404,158(c)	7,396,091
James E. Holland	115,971(b)	2,053,846
David P. Michels	53,016(b)	938,913
Dax A. Sanders	99,404(b)	1,760,445
Steven J. Kean	1,030,338(d)	18,247,286
_________________________
(a)    The value realized on vesting is calculated based on the number of shares acquired on vesting of the applicable RSUs multiplied by our common stock closing stock price on the vesting date of July 31, 2023 ($17.71 per share) with respect to the shares referenced in footnotes (b) and (d) and January 31, 2023 ($18.30 per share) with respect to the shares referenced in footnote (c).
(b)    Represents 2020 performance-based RSU awards that were subject to a performance vesting condition requiring us to achieve annualized DCF per share for any four quarters of the three-year performance period equal to $1.95, which condition was satisfied. The DCF per share budget for 2020 was $2.24.
(c)    Represents a 2019 performance-based RSU award that was subject to a performance vesting condition requiring us to achieve annualized DCF per share for any four quarters of the four-year performance period equal to $2.20, which condition was satisfied. The DCF per share budget for 2019 was $2.20.
(d)    Represents a 2021 performance-based RSU award that was subject to a performance vesting condition requiring us to achieve annualized DCF per share for any four quarters of the two-year performance period equal to $1.95, which condition was satisfied. The DCF per share budget for 2021 was $1.95. This award was granted to Mr. Kean in 2021 as a multi-year award and he did not receive any RSU award in 2022 or 2023.

40

2023 Pension Benefits Table
The following table sets forth the estimated actuarial present value of each named executive officer’s accumulated pension benefit under the Cash Balance Retirement Plans as of December 31, 2023. The benefits were computed using the same assumptions used for financial statement reporting purposes, with the exception that each named executive officer is assumed to continue to be actively employed by us until normal retirement at age 65 and immediately commence benefits at that time. For a discussion of the selection of assumptions used in the actuarial calculations of our pension plans, see Note 10 “Share-based Compensation and Employee Benefits” to our consolidated financial statements in our 2023 Form 10-K. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts. See also “—Compensation Discussion and Analysis—2023 Elements of Compensation—Retirement Programs” above for further information related to our Cash Balance Retirement Plans.

		Cash Balance Retirement Plans Pension Benefits
Name	Plan name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Kimberly A. Dang	Kinder Morgan Retirement Plan A	22	230,296	—
Thomas A. Martin	Kinder Morgan Retirement Plan A	21	256,806	—
James E. Holland	Kinder Morgan Retirement Plan A	32	257,936	—
David P. Michels	Kinder Morgan Retirement Plan B	12	116,434	—
Dax A. Sanders	Kinder Morgan Retirement Plan A	23	191,146	—
Steven J. Kean(a)	Kinder Morgan Retirement Plan A	22	110,830	—
_________________________
(a)    Mr. Kean transitioned from the role of CEO and terminated as an employee of KMI on August 1, 2023. The amounts set forth in this table reflect his credited years of service as of his separation date and the present value of his accumulated benefits as of December 31, 2023.
Potential Payments upon Death, Disability, Termination or a Change in Control

Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below. This section includes quantification of such payments with respect to our named executive officers other than Mr. Kean (who are referred to herein as our “continuing named executive officers”), assuming that such separation events had occurred on December 31, 2023.
Mr. Kean separated as an officer and employee of KMI effective August 1, 2023, and he did not receive any compensation related to such separation, including no termination payment and he had no awards subject to accelerated vesting. Mr. Kean continues to serve as a member of our Board.

Annual Incentive Plan
The Annual Incentive Plan provides that, except in the case of a participant’s death or certain situations related to a “Change in Control” (as discussed below), the participant forfeits all rights to payment if he or she terminates employment with KMI (or a subsidiary) before the payment date. If a participant dies on or after January 1 of the calendar year following the end of a performance year but before award payment, the award will be paid to the participant’s estate. The plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a “Change in Control,” which is defined as:
the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder;
a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction:

41

50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction, no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power, and at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our “Incumbent Board” at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction;
the “Incumbent Board” ceases to constitute at least a majority of the Board then in office; or
approval by our stockholders of a plan of liquidation for us.
“Incumbent Board” means the individuals who, as of the effective date of the Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.
If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:
•each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;
•each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and
•the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.
Kinder Morgan Severance Plan
All our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan (which is available to all regular full time U.S. based employees not covered by a bargaining agreement) in certain termination circumstances (which could include termination in connection with a change of control). An executive officer in active, full-time employment status will be eligible for a severance payment under the Kinder Morgan Severance Plan if:
•his or her job is eliminated, and he or she is not offered continuous employment at a rate of pay of at least 90% of his or her current base pay and at a location that does not increase his or her commute to work by more than 50 miles; or
•he or she is terminated from employment by the company for any reason other than cause.
The Kinder Morgan Severance Plan caps severance payments at an amount equal to six months of annual base salary.

If any of our continuing named executive officers had terminated employment on December 31, 2023 in connection with a qualified triggering event, each would have received a termination payment equal to $250,000 (calculated based on 26 weeks of annual base salary at an annual rate of $500,000).

42

Restricted Stock Unit (RSU) Awards
Each of our continuing named executive officers holds outstanding performance-based RSU awards granted pursuant to our 2021 Stock Incentive Plan and are entitled to accelerated vesting of these awards in certain termination or change-in-control circumstances under the award agreements governing their grants, which provide for accelerated vesting upon:
a “Change in Control” (subject to the “double-trigger” provision described below); or
termination of the employee’s employment by reason of:
death,
disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation, an involuntary termination by us other than for “cause” (as defined in the award agreement):
due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan, in which we agree to vest RSUs, or
due to a sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units.
The RSU award agreements also provide for pro-rata vesting (based on the number of full years from the date of grant) upon the employee’s retirement at age 62 or older.
The RSU awards granted under the 2021 Stock Incentive Plan are subject to a “double-trigger.” A “double-trigger” means that acceleration of vesting requires two events: first, a change in control; and second, a qualifying termination of employment, such as an involuntary termination without cause. Therefore, in the case of a Change in Control, vesting of RSU awards granted under this plan will accelerate only if the participant’s employment or other service relationship is terminated:
by us without “cause” (as defined in the 2021 Stock Incentive Plan), if termination occurs within 24 months following the Change in Control, or by the participant for “good reason” (as defined in the 2021 Stock Incentive Plan), if the action constituting “good reason” occurs within 24 months following the Change in Control.
In addition, the Compensation Committee will have the discretion, without the consent or approval of any award holder, to take any of the following actions upon a Change in Control with respect to an outstanding award issued under the 2021 Stock Incentive Plan:
provide for the assumption, substitution or continuation of the award by the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) with such adjustments as may be appropriate to provide substantially equivalent value and other terms; or
make such adjustments to the award as the Compensation Committee determines appropriate to reflect the Change in Control (or make no adjustment).
If the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) does not assume, substitute or continue awards issued under the 2021 Stock Incentive Plan, or the Compensation Committee determines that substantially equivalent value and terms will not be provided by any such assumed, substituted or continued awards, the Compensation Committee may:
accelerate the vesting of the award to the occurrence of the Change in Control; or
provide, in exchange for surrender of the award, for a payment (in cash or, in the Compensation Committee’s discretion, other consideration necessary for the participant to receive property, cash or

43

securities as the participant would have been entitled to receive upon the occurrence of the Change in Control as the holder of a number of shares of common stock covered by the award at such time (less any applicable exercise price)) equal to the value of the award, as determined by the Compensation Committee.
The definition of “Change in Control” in the 2021 Stock Incentive Plan is the same as that in the Annual Incentive Plan described above under “Annual Incentive Plan.”
The following table lists the estimated value of accelerated vesting of RSU awards held by our continuing named executive officers if a triggering event as described above had occurred on December 31, 2023.

Name	Estimated Value of Accelerated Vesting of Outstanding RSU Awards as of 12/31/2023 ($)(a)
Kimberly A. Dang	20,363,440
Thomas A. Martin	6,748,570
James E. Holland	5,974,668
David P. Michels	4,682,097
Dax A. Sanders	5,722,240
______________________________
(a)    Calculation equals the number of shares underlying the unvested RSU award, multiplied by $17.64, the closing price of our common stock on December 29, 2023.
Kinder Morgan Savings Plan and Cash Balance Retirement Plans
Except as noted in the next paragraph, the following table reflects the benefits payable from the Kinder Morgan Savings Plan and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2023. In the event of termination or death, the named executive officer or his or her beneficiary would be entitled to the named executive officer’s vested benefits under the plans. The following table assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2024.
With respect to Mr. Kean, the following table reflects the benefits payable from the Kinder Morgan Savings Plan and Cash Balance Retirement Plans based on Mr. Kean’s separation of employment on August 1, 2023 and based on an assumption that Mr. Kean would elect to commence the benefit on January 1, 2024.

Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Kimberly A. Dang	1,508,152	261,501
Thomas Martin	1,041,209	258,725
James E. Holland	1,355,463	264,434
David P. Michels	777,869	151,836
Dax A. Sanders	1,125,686	233,899
Steven J. Kean	541,551	111,658
Other Potential Post-Employment Benefits
In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.

44

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of our company. For further information concerning our compensation philosophy and how we align executive compensation with our performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)		(g)	(h)
							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for PEO (Kean)(1)	SCT Total for PEO (Dang)(1)	Comp-ensation Actually Paid to PEO (Kean)(2)	Comp-ensation Actually Paid to PEO (Dang)(2)	Average SCT Total for Non-PEO NEOs(3)	Average Compensa-tion Actually Paid to Non-PEO NEOs(4)	Total Share-holder Return(5)	Peer Group Total Share-holder Return(6)	Net Income (In Millions)(7)	DCF per Share(8)
2023	$9,414	$12,405,510	$487,432	$13,412,479	$4,824,032	$5,057,386	$108.12	$147.00	$2,486	$2.10
2022	$1,462	—	$3,423,955	—	$3,942,132	$5,228,245	$103.86	$128.92	$2,625	$2.19
2021	$18,000,259	—	$20,979,641	—	$3,515,379	$4,479,563	$85.67	$106.08	$1,850	$2.40
2020	$1	—	$(5,844,293)	—	$3,066,226	$1,493,805	$69.23	$76.64	$180	$2.02
______________________________
(1)Compensation of Mr. Kean, who served as our CEO until August 1, 2023, is reflected in the first columns (b) and (c) and compensation of Ms. Dang, who served as our President until July 31, 2023 and as our CEO beginning August 1, 2023, is reflected in the second columns (b) and (c). The dollar amounts reported in each column (b) are the amounts of total compensation reported for Mr. Kean and Ms. Dang, respectively, based on their service as our CEO (or “PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, or “SCT.” See “Executive Compensation—2023 Summary Compensation Table.”
(2)The dollar amounts reported in each column (c) represent the amount of “compensation actually paid” (CAP) to Mr. Kean and Ms. Dang, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or received by Mr. Kean or Ms. Dang during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the compensation of Mr. Kean and Ms. Dang as reported in the “Total” column of the Summary Compensation Table for each year in which he or she, respectively, served as our CEO, to determine the CAP for such year:

Name	Year	SCT Total for PEO	Deduction of Reported Value of Equity Awards(a)	Addition of Equity Award Adjustments(b)	Deduction of Reported Change in the Actuarial PV of Pension Benefits(c)	Addition of Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
Ms. Dang	2023	$12,405,510	$(11,000,016)	$12,037,488	$(40,917)	$10,414	$13,412,479
Mr. Kean	2023	$9,414	$—	$486,835	$(9,413)	$596	$487,432
Mr. Kean	2022	$1,462	$—	$3,423,298	$(1,461)	$656	$3,423,955
Mr. Kean	2021	$18,000,259	$(18,000,005)	$20,978,946	$(253)	$694	$20,979,641
Mr. Kean	2020	$1	$—	$(5,845,112)	$—	$818	$(5,844,293)
______________________________
(a)The grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year are deducted from the “Total” as reported in the Summary Compensation Table.

45

(b)The equity award adjustments for each year presented include the addition (or subtraction, as applicable) of the following:
(i)    the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)     the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)     for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and
(iv)     the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments for Mr. Kean and Ms. Dang, as applicable, are as follows:

Name	Year	Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Equity Award Adjustments
Ms. Dang	2023	$11,229,183	$(227,839)	$(73,559)	$1,109,703	$12,037,488
Mr. Kean	2023	$—	$—	$(381,225)	$868,060	$486,835
Mr. Kean	2022	$—	$2,287,350	$—	$1,135,948	$3,423,298
Mr. Kean	2021	$16,341,161	$—	$3,355,569	$1,282,216	$20,978,946
Mr. Kean	2020	$—	$(6,783,495)	$—	$938,383	$(5,845,112)
(c)Amounts reported in “Change in Pension Value” column of the Summary Compensation Table for each applicable year. In accordance with Item 402(v), this amount is excluded from the calculation of CAP as appropriate.
(d)Pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by the named executive officer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (ii above) for any of the years shown.
(3)The dollar amounts reported in column (d) represent the average amounts reported in the “Total” column of the Summary Compensation Table for our non-PEO named executive officers (“non-PEO NEOs”) as a group in each applicable year. The names of the non-PEO NEOs for 2023 are Messrs. Martin, Holland, Michels and Sanders and for 2020-2022 the non-PEO NEOs are Ms. Dang and Messrs. Holland, Michels and Sanders.
(4)The dollar amounts reported in column (e) represent the average CAP to the Non-PEO NEOs as a group computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned or received by the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K the following adjustments were made to average total compensation for the non-PEO NEOs as a group to determine the average CAP, using the same methodology as described above in note (2):

46

Year	Average Reported SCT Total for Non-PEO NEOs	Deduction of Average Reported Value of Equity Awards	Addition of Average Equity Award Adjustments (a)	Deduction of Average Reported Change in the Actuarial Present Value of Pension Benefits	Addition of Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$4,824,032	$(3,450,008)	$3,708,643	$(35,697)	$10,416	$5,057,386
2022	$3,942,132	$(2,562,508)	$3,840,097	$(3,047)	$11,571	$5,228,245
2021	$3,515,379	$(2,062,504)	$3,022,591	$(7,212)	$11,309	$4,479,563
2020	$3,066,226	$(1,762,508)	$185,563	$(6,767)	$11,291	$1,493,805
(a)The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Average Equity Award Adjustments
2023	$3,371,524	$(60,123)	$(2,597)	$399,839	$3,708,643
2022	$2,676,495	$521,388	$217,052	$425,162	$3,840,097
2021	$1,872,428	$478,958	$283,128	$388,077	$3,022,591
2020	$1,596,652	$(1,336,629)	$(359,415)	$284,955	$185,563
(b)Average pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by the non-PEO NEOs (averaged) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year (averaged) that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (ii above) for any of the years shown.
(5)The dollar amounts reported assume that the value of the investment in our common stock was $100 at December 31, 2019, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 30, 2019 (the last trading day of 2019) of $21.17. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period.
(6)The dollar amounts reported represent the weighted peer group TSR using the same valuation approach as described in footnote (5) above, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Alerian Midstream Energy Index.
(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)See “Appendix A—Non-GAAP Financial Measures” for an explanation of the definition of DCF per share.
Financial Performance Measures
As described in greater detail in “Executive Compensation–Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the long-term value of our company for the benefit of our investors and other stakeholders. The most important financial performance measures we used to link executive compensation actually

47

paid to the company’s named executive officers to the company’s performance, for the most recently completed fiscal year, are as follows:
DCF per share
Consolidated Leverage Ratio
Segment EBDA (only applicable to Mr. Sanders, as President of Products Pipelines)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program focuses on incentive-based compensation by paying base salaries that are below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs generally with three-year vesting periods. Notwithstanding the foregoing, our current CEO, Ms. Dang, has waived her participation in our annual bonus program for periods in which she serves as CEO and our prior CEO, Mr. Kean, received a base salary of $1 per year and no annual cash bonus during his years of service as CEO. As a result of these arrangements, the compensation of these executives is largely in the form of equity awards. While we use several performance measures to align executive compensation with company performance, not all those measures are presented in the Pay versus Performance table. Moreover, we do not specifically align the company’s performance measures with CAP (computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
With respect to our former CEO, Mr. Kean, the CAP calculation is not aligned with our cumulative TSR, net income or our DCF per share over the time period presented in the table. This result arises due to the multi-year incentive equity award granted to Mr. Kean in 2021, his election to receive $1 in base salary and his waiver of participation in our annual cash bonus program in all years presented. With respect to Ms. Dang, her service as CEO began during 2023 and there is insufficient information to assess alignment with these metrics using the presented CAP calculation.
Compensation Actually Paid and Cumulative TSR
While the average CAP to our non-PEO NEOs as a group is generally directionally aligned with our cumulative TSR over the period presented in the table, this relationship is not based on the design of our compensation program. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Compensation Actually Paid and Net Income
The average CAP to our non-PEO NEOs as a group is generally aligned with our net income over the period presented in the table. However, we do not use net income as a performance measure in the overall executive compensation program because net income is impacted by non-cash items that may not be reflective of our performance; rather, we use DCF per share as our primary financial performance metric, as discussed below.
Compensation Actually Paid and DCF per share
The average CAP to our non-PEO NEOs as a group is aligned with our DCF per share over the period presented in the table, except that compensation actually paid for 2021 reflects normalized short-term incentive compensation relative to our DCF per share for 2021. Our DCF per share for 2021 was significantly higher than budgeted due to the impact of Winter Storm Uri, which we considered largely non-recurring. Compensation actually paid for 2022 also reflects our higher stock price attributed to equity awards as of year-end in accordance with Item 402(v) of Regulation S-K. As discussed further in “Executive Compensation – Compensation Discussion and Analysis,” the Compensation Committee sets a DCF per share target as the financial performance target for compensation awarded

48

under our Annual Incentive Plan. In addition, we make long-term incentive equity awards to our named executive officers in the form of RSUs that are cliff-vested subject to a performance-based vesting condition, which is typically an achievable DCF per share target.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
Our cumulative TSR over the four-year period presented in the table was 8%, while the cumulative TSR of the peer group presented for this purpose, the Alerian Midstream Energy Index, was 47% over such period. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Dang.
For 2023, our last completed fiscal year:
a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $132,724; and
the annual total compensation of our CEO was $12,405,510 as reported in the 2023 Summary Compensation Table included in this proxy statement.
Based on this information, for 2023, the ratio of the annual total compensation of Ms. Dang, our CEO, to the median of the annual total compensation of all employees was approximately 93 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
To allow sufficient time to identify the median employee, we selected October 1, 2023, which is within the last three months of 2023, as the date upon which we would identify the “median employee.”
We determined that, as of October 1, 2023, our employee population consisted of approximately 10,821 individuals working at KMI and its consolidated subsidiaries.
•Pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K, because our non-U.S. employees account for less than 5% of our total employees, we have excluded our employees in Mexico (14 persons as of October 1, 2023).
To identify the “median employee” from our employee population, we included salary, wages and annual incentive amounts paid during the fourth quarter of 2022 through the third quarter of 2023.
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $132,724.
For the annual total compensation of our CEO, we used the amount for 2023 reported in the “Total” column of the 2023 Summary Compensation Table included in this proxy statement.

49

DIRECTOR COMPENSATION
Non-Employee Director Compensation
We do not pay any director compensation to directors who also are employees of the company. For 2023, our Board approved an annual cash retainer of $235,000 for our non-employee directors, subject to their ability to elect to receive all or a portion of such retainer in shares. The cash retainer is paid in four equal installments, on or before March 31, June 30, September 30 and December 31 of the applicable year. Our non-employee directors did not receive any additional meeting or committee fees for their services as directors. In addition, directors are reimbursed for reasonable expenses in connection with Board and committee meetings. This compensation level remains unchanged from the compensation provided for 2022.
For information regarding the 2023 compensation paid to Ms. Dang and Mr. Kean, including pro-rata director fees paid to Mr. Kean following his transition from CEO effective August 1, 2023, see “Executive Compensation—Executive Compensation Tables and Other Information—2023 Summary Compensation Table.”

The following table discloses the compensation earned by each non-employee director who served on our Board during 2023. Mr. Kuehn is not standing for re-election at the 2024 annual meeting, Mr. Hulquist retired from the Board on October 31, 2023, and Mr. Waughtal retired from the Board on May 10, 2023.

Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Ted A. Gardner	199,996	35,005	1,042	236,043
Anthony W. Hall, Jr.	235,000	—	—	235,000
Gary L. Hultquist(c)	235,000	—	—	235,000
Ronald L. Kuehn, Jr.	235,000	—	—	235,000
Deborah A. Macdonald	235,000	—	—	235,000
Michael C. Morgan	235,000	—	—	235,000
Arthur C. Reichstetter	235,000	—	—	235,000
C. Park Shaper	235,000	—	—	235,000
William A. Smith	235,000	—	—	235,000
Joel V. Staff	93,852	141,150	4,200	239,202
Robert F. Vagt	199,996	35,005	1,042	236,043
Perry M. Waughtal(d)	117,500	—	—	117,500
______________________________
(a)    Represents the value of the annual cash retainer that Messrs. Gardner, Staff, and Vagt elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors, with the value computed as the number of shares of common stock received in lieu of cash (1,860 shares, 7,500 shares, and 1,860 shares, respectively) multiplied by the closing price on the day the cash compensation was approved ($18.82 per share on January 17, 2023).
(b)    Represents 2023 dividend payments on unvested restricted common stock that Messrs. Gardner, Staff and Vagt elected to receive in lieu of cash retainer fees. The restricted shares of common stock are provided to the directors pursuant to our Stock Compensation Plan for Non-Employee Directors as described below.
(c)    Mr. Hultquist retired from the Board effective October 31, 2023 and received compensation through the fourth quarter of 2023.
(d)     Mr. Waughtal retired from the Board on May 10, 2023, the date of our 2023 annual meeting of stockholders, and received annual retainer fee payments for the first and second quarters of 2023.

50

Stock Compensation Plan for Non-Employee Directors
We adopted the Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors to facilitate alignment of the compensation of the non-employee members of our Board with stockholders’ interests. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time.
The plan recognizes that the compensation paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Under the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as “eligible directors,” may elect to receive shares of our common stock. Each election generally will be made at or around the date of the first Board meeting in January of each year and will be effective for the entire calendar year. An eligible director may make a new election each year. The total number of shares of common stock authorized under the plan is 1,190,000.
Each annual election to receive shares of common stock will be evidenced by an agreement between us and the electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election are eligible for dividend payments and may be subject to forfeiture restrictions that lapse on the earlier of the director’s death or the date set forth in the agreement (generally set as a six month restricted period), which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director’s service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director’s failure to be elected as a director at a stockholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a stockholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director’s shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.
The number of shares to be issued to an eligible director electing to receive any portion of annual compensation in the form of shares will equal the annual dollar amount elected to be received in the form of shares, divided by the closing price of our common stock on the NYSE on the day the annual cash compensation is determined or, if the NYSE is not open for trading on such day, the most recent trading day (the fair market value), rounded up to the nearest ten shares. Because we round up the total number of shares granted to the director in lieu of cash, the total cash and shares received by a director for the year may not equal the total amounts set forth in his or her election. An eligible director electing to receive any portion of annual compensation in the form of shares will receive cash equal to the difference between:
the total cash compensation awarded to such director and
the number of shares issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share.
With respect to our directors who elect to receive all or a portion of their annual retainer in shares, the director receives his or her full year share allocation in January of the applicable year.

51

PERFORMANCE GRAPH
Cumulative Total Return
The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2018 and ending on December 31, 2023 to the performance of:
the Standard & Poor’s 500 Stock Index, and
the Alerian Midstream Energy Index.
The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2018, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 31, 2018 (the last trading day of 2018) of $15.38.

Comparison of Cumulative Five Year Total Return
$250
$200
$150
$100
$50
$—
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
Kinder Morgan, Inc.
S&P 500 Index
Alerian Midstream Energy Index

	Base Period	Period Ending
Company Name / Index	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/30/2023
Kinder Morgan, Inc.	100	144.43	99.99	123.73	150.00	156.15
S&P 500 Index	100	131.49	155.68	200.37	164.08	207.21
Alerian Midstream Energy Index	100	124.04	95.06	131.58	159.92	182.33

52

ITEM 1

ELECTION OF DIRECTORS
Other than Mr. Kuehn, all of our incumbent directors are standing for re-election to our Board. In addition, we are presenting a new director nominee, Amy W. Chronis. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election.
Information about the Nominees
The biographies of each of the nominees, which contain information regarding each nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under “Corporate Governance—The Board of Directors” beginning on page 8 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.
Vote Required
To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 13 NOMINATED DIRECTORS.

53

ITEM 2

RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2024
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal year 2023 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.
Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
Audit and Other Fees
The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit fees(a)	9,255,000	$8,465,000
Audit related fees	67,000	37,959
Tax fees(b)	116,861	626,049
All other fees(c)	325,000	290,000
Total	$9,763,861	$9,419,008
___________
(a)    Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. The 2023 and 2022 amounts include fees of $3,385,000 and $3,065,000, respectively, for audits of certain GAAP and Federal Energy Regulatory Commission stand-alone financial statements.
(b)    Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.
(c)    Includes fees associated with pre-assurance and limited assurance services for selected Sustainability Assurance Standards Board (SASB) metrics in 2023 and 2022.
All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for the year ended December 31, 2023. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.
Report of Audit Committee
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2023. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the communications

54

of PricewaterhouseCoopers LLP with the Audit Committee. The Audit Committee has had discussions with and received written communications from PricewaterhouseCoopers LLP regarding the firm’s independence from the company and our management.
Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
This report is respectfully submitted by the Audit Committee of the Board.
Audit Committee
Deborah A. Macdonald
Arthur C. Reichstetter
Joel V. Staff
Robert F. Vagt

Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.

In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

55

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is commonly referred to as a “Say-on-Pay” vote.
Compensation Program Highlights
As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to:
attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders;
incent our executives to act and make decisions like owners, not agents;
provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and
tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.
To accomplish the foregoing, we use a combination of:
base cash compensation (non-performance based) that is generally below market;
a possible annual bonus (performance-based) that is tied to the attainment of the company’s annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the and individual performance of each executive; and
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of RSUs generally subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.
Other important attributes of our executive compensation program are:
we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs for our executive officers;
we do not have employment agreements, change of control agreements or special severance agreements with our executive officers;
we keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information to ensure that our total compensation package operates effectively and provides compensation generally at the median of our peer group of comparable energy companies; and
We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as

56

compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.
In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2023 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.
Accordingly, we ask our stockholders to vote on the following resolution:
RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.
Vote Required
As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

57

ITEM 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek to hold future advisory votes on the compensation of our named executive officers. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
We recognize that our stockholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Nonetheless, the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. The option that receives the highest number of votes cast by our stockholders will be considered the recommended frequency.

Vote Required

As an advisory vote, this proposal is not binding upon the company or our Board.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR.

58

ITEM 5

STOCKHOLDER PROPOSAL RELATING TO ESTABLISHING A GREENHOUSE GAS EMISSION REDUCTION TARGET
We have received notice that Norges Bank Investment Management, Bankplassen 2, Oslo, Norway, a beneficial owner of shares of our common stock with a market value in excess of $25,000 as of the date the proposal was submitted to us, intends to submit the following proposal at the annual meeting. We are not responsible for the content of the proposal or the accompanying supporting statement, which are set out below in italics and between quotation marks. Our Board unanimously opposes this proposal by the stockholder proponent for the reasons set forth in “Our Board of Directors’ Statement in Opposition to Stockholder Proposal,” which follows the proposal.

“WHEREAS:

Climate change is one of the defining challenges of the 21st century and presents both financial risks and opportunities to companies.

Greenhouse gas emissions (GHG) stemming from human activities are driving a rise in mean temperatures. This is affecting human health and well-being as well as the natural environment and poses significant risks to the global economy. Companies’ economic prospects are affected by technological developments, regulatory changes, and the physical consequences of a changing climate.

As one of the largest energy infrastructure companies in North America, Kinder Morgan, Inc.’s operations and products contribute to significant GHG emissions. In its 2022 Form 10-K, the company states that “climate-related risks and related regulation could result in significant increased operating and capital costs for us and could reduce demand for our products and services”.1

Over the last several years, Kinder Morgan has begun reporting on climate risks and opportunities, including reporting its scope 1 and 2 emissions, and has set a methane emission intensity target, as members of the ONE Future initiative. Proponents recognise the existing efforts and methane target but believe that the establishment of an emission reduction target covering the company’s scope 1 and 2 GHG emissions is needed to provide investors with a better understanding of how the company can adapt its operations to a low carbon economy.

Enbridge Inc., TC Energy Corporation and The Williams Companies, Inc., Kinder Morgan’s self-selected peers, have set emission reduction targets covering scope 1 and 2 emissions.

RESOLVED:

Shareholders request that the company set an emission reduction target, on an intensity or absolute basis, covering operational (scope 1 and 2) emissions.

SUPPORTING STATEMENT:

Long-term investors need to understand how the company plans to adapt its operations and maintain business resiliency in the transition to a low carbon economy.

We recommend that the company, at its discretion, consider the following when establishing targets:

- cover all material operational emissions (scope 1 and 2 emissions), as defined by the company
- develop transition plans with an emphasis on near-term action, specific measures and financial planning required to meet the targets
- disclose progress annually on the delivery of their targets.”

1KMI-2022.12.31-10K (kindermorgan.com)

59

OUR BOARD OF DIRECTORS’ STATEMENT
IN OPPOSITION TO STOCKHOLDER PROPOSAL

Our Board has considered the stockholder proposal and does not believe that setting Scope 1 and Scope 2 GHG emission reduction targets, on an intensity or absolute basis, would be in the best interests of our stockholders at this time. For the reasons set forth below, our Board unanimously recommends a vote “AGAINST” the proposal.

It would be irresponsible and inconsistent with our management philosophy to establish and communicate GHG emission reduction targets that are not reasonably achievable through actions within our control.

We believe that any near-, medium- or long-term GHG emission reduction targets that we set would need to be reasonably achievable through actions within our control, based on currently available technology, and in a manner that allows us to serve the interests of our stockholders by responsibly maintaining and growing our business. While aspirational GHG emission reduction commitments have become more common in recent years, our management philosophy is to establish and communicate goals only if we believe they are reasonably achievable so that we and our stakeholders can be confident in our ability to meet the goals that we set. Additionally, recently enacted anti-greenwashing legislation and proposed SEC rules regarding climate change risk and GHG emissions disclosures may pose increased litigation and regulatory risks for companies that publicly announce ambitious GHG emission reduction targets without a reasonable basis for meeting those targets.

The reliability of our natural gas pipeline systems is fundamental to our business and depends on our natural gas compression assets, which are also our largest source of GHG emissions. We combust natural gas to power the nearly 500 natural gas-fired compressor stations in our Natural Gas Pipelines business segment, accounting for a majority of our Scope 1 GHG emissions in 2022. Currently, the primary alternative to lower our Scope 1 emissions from our natural gas-powered compression is electric compression. We have analyzed the feasibility of converting our compressor fleet to electric compression and have determined that large-scale replacement of our natural gas-fired compression with electric compression is not in the best interests of KMI and our stockholders at this time. We have based this conclusion on the estimated economic costs of such a project (which could exceed $20 billion, or approximately 50% of our current market capitalization), the uncertainty of obtaining a return on our investment, and the potential adverse impacts on our operations, including potential increases in our operating costs and degradation of our ability to reliably deliver natural gas to electric utilities and other customers.

Our natural gas-powered compressors have access to fuel that is abundant, reliable, and inexpensive because they are fueled by a portion of the natural gas flowing through our natural gas pipelines. In contrast, electric compressors would depend on the reliability of local electric utilities and therefore our operating costs would increase because of higher costs to procure electricity as well as costs to upgrade facilities in remote areas without infrastructure to deliver the substantial power that would be necessary. Further, local utilities may be dependent on natural gas supplies from our pipelines to generate electricity, which could pose serious reliability concerns if we were to rely on electric compressors that would cease to operate during a power failure, resulting in a decrease in the natural gas supply to the utility and the utility’s inability to produce electricity. Because we believe in most cases electrification of compression would simply exchange Scope 1 emissions for Scope 2 emissions, we would anticipate a relatively small, incremental reduction, if any, in our total GHG emissions as a result of such an endeavor.

We believe that setting a Scope 1 and Scope 2 GHG emission reduction target, on an absolute or intensity basis, would require us to set goals that we do not currently believe are reasonably achievable with currently available technology and existing economic circumstances.

Growth in our business is critical to reducing overall global GHG emissions and supporting our customers’ ability to meet their GHG emission reduction goals.

In contrast to the assertion in the stockholder proposal that “Kinder Morgan’s operations and products contribute to significant GHG emissions,” we believe that our operations, in particular the transportation and storage of natural gas, contribute and are critical to the reduction in overall global GHG emissions. Singular focus on the GHG emissions from our assets fails to recognize our role in energy infrastructure and the importance of our assets in reducing global GHG emissions and helping our customers and end users achieve their emission reduction goals.

60

Energy is essential to human and economic development. As standards of living improve throughout the developing world, global energy demand is expected to grow significantly.2 Increased development and utilization of natural gas, which is an abundant, affordable and lower-carbon fuel source, is needed to meet increasing global energy demand and to achieve overall global GHG emission reduction goals because of natural gas’s demonstrated ability to displace coal for electricity generation facilities and to backstop renewable energy sources, such as wind and solar. There is the potential to accelerate the global reduction in GHG emissions by replacing existing coal generation with natural gas worldwide, which could result in an estimated 28% reduction in total global CO2 emissions by 2050.3 Further, the goal of reducing global GHG emissions would be better served by producing a larger percentage of worldwide natural gas supply in the United States rather than in areas with more lax environmental regulations and operating standards.4 U.S. CO2 emissions from electricity generation have declined 17% since 2007 while GDP grew, primarily due to converting coal power generation to natural gas generation.5

In addition to serving new natural gas-fired electricity generation facilities across the world, the natural gas that we transport and store is needed to support renewable energy such as wind and solar. As the rate of renewables penetration increases in the overall energy market, reliable and dispatchable natural gas-fired power plants will continue to provide electricity during demand peaks and will balance power to meet the daily variable load demand requirements of electricity generation. The need for this reliable energy back-up supply is expected to be more acute during the early part of the energy transition because the pace at which baseload coal, nuclear, and natural gas electricity generation is being retired is faster than the rate at which the effective capacity of intermittent solar and wind generation is being added.6 For example, in December 2022, wind generation in Texas decreased significantly before and during winter storm Elliott while overall electricity demand increased.7 Natural gas demand during this weather event increased 63% to absorb a portion of the supply loss related to reduced wind generation as well as the increased overall load.8 Without the deliverability and reliability of natural gas power generation, the Texas electric grid would have had insufficient supply to meet demand.

Our role in supporting the energy transition goes beyond our natural gas transportation and storage business. Our other lower-carbon businesses discussed below, including renewable natural gas (RNG) and renewable diesel, help our customers and end users meet their climate goals by delivering renewable fuels to power vehicles, vessels, industrial facilities and other uses. The carbon capture and storage (CCS) and carbon capture, utilization and storage (CCUS) opportunities we are pursuing, if successful, would capture the GHG emissions from our customers’ treating facilities, processing plants, power plants or other industrial operations by sequestering and utilizing or permanently storing the CO2 emissions from such facilities in an environmentally responsible manner.

Our GHG reduction strategies must be compatible with our business purpose of delivering energy and improving lives in a manner that creates value for our stockholders.

In response to the demand trend described above, we expect that additional U.S. natural gas pipeline capacity will be needed to meet growing demand. According to Wood Mackenzie, demand for U.S. natural gas is forecasted to increase an additional 20 billion cubic feet (Bcf) per day by 2030, a 19% increase in demand from 2023.9
2 The U.S. Energy Information Administration (U.S. EIA). U.S. EIA 2023 International Energy Outlook Reference Case.
3 Based on the International Energy Agency (IEA) data from the IEA (2023) World Energy Outlook, World Energy Outlook 2023 – Analysis – IEA. All rights reserved; STEPS scenario. The STEPS scenario assumes coal emissions decrease 6,469 Mt CO2 by 2050. A further 3,699 Mt CO2 could be reduced by replacing coal with natural gas. This figure is calculated by dividing 2050 coal emissions of 8,861 Mt CO2 by a coal emission intensity rate of 87 Mt CO2/EJ, then multiplying by a natural gas emission intensity rate of 51 Mt CO2/EJ. This yields an equivalent 2050 natural gas emissions figure of 5,161 Mt CO2. Potential additional emissions reduction is difference between 8,861 Mt CO2 and 5,161 Mt CO2.
4 Based on IEA data from the IEA (2023) Global Methane Tracker, https://www.iea.org/reports/global-methane-tracker-2023. All rights reserved.
5 U.S. EIA Electricity Data Browser (net generation) & Monthly Energy Review (December 2023); World Bank, Development Indicators, GDP, U.S.$ current.
6 ISO New England Inc. “2021 Economic Study: Future Grid Reliability Study Phase 1.” July 29 2022. <https://www.iso-ne.com/static-assets/documents/2022/07/2021_economic_study_future_grid_reliability_study_phase_1_report.pdf>.
7 Electric Reliability Council of Texas (ERCOT). “ERCOT_2022_Hourly_WindSolar_Output.” ERCOT, Jan 18 2023. https://www.ercot.com/misdownload/servlets/mirDownload?doclookupId=890277261.
8 Electric Reliability Council of Texas (ERCOT). “Fuel Mix Report: 2022.” ERCOT, Mar 7 2023. https://www.ercot.com/files/docs/2022/02/08/IntGenbyFuel2022.xlsx.
9 Wood Mackenzie, North America Gas 10-Year Investment Horizon Outlook, October 2023.

61

Most of our growth comes from building additional energy infrastructure to serve customers’ demand and, consistent with the demand trend described above, 74% of our current growth project backlog is focused on natural gas projects. We believe we are well positioned to capitalize on opportunities to serve natural gas growth, and that our stockholders’ interests are best served by our continuing to compete for these opportunities.

Our ability to develop competitive, cost-efficient projects, in part due to the increased regulatory hurdles faced by greenfield development projects, will often involve expanding existing pipeline systems, which can require incremental compression to increase the throughput capacity of the pipeline and could result in an increase in the GHG emissions intensity of the pipeline system due to the greater use of the compression and associated emissions relative to the incremental increase in the throughput capacity of the pipeline system. On the other hand, construction of new natural gas infrastructure would typically be expected to result in an increase in our aggregate Scope 1 and Scope 2 GHG emissions, but not necessarily an increase in the GHG emissions intensity, as these projects tend to be more emissions-efficient.

While we remain focused on working to reduce methane and other GHG emissions as further discussed below, we believe that, at this time, setting a Scope 1 and Scope 2 GHG emission reduction target, on an absolute or intensity basis, would conflict with our fundamental ability to maintain and grow our business in support of growing global demand for natural gas.

We are focused on finding solutions and implementing changes we can make now to contribute to the global effort to address climate change.

We have established a methane emissions intensity target for our natural gas transmission and storage operations and are focused on reducing methane emissions.

We recognize that methane emissions associated with the production, transportation, storage, and distribution of natural gas should be minimized so that those emissions do not diminish the climate advantage of natural gas over other energy sources. Minimizing our methane emissions also maximizes the natural gas kept in our pipelines and delivered to our customers. Fugitive and vented methane emissions accounted for approximately 19% of our Scope 1 GHG emissions in 2022.

As part of the ONE Future coalition, we committed to achieving a methane emission intensity target of 0.31% for our natural gas transmission and storage operations by 2025, and we performed better than our target in 2020, 2021 and 2022. The ONE Future coalition recently announced plans to update its post-2025 targets with more precise and stringent targets that reflect expected technological advancements.

We participate in several industry initiatives to improve methane detection and monitoring strategies, including New York State’s Emission Measurement Project, the Methane Emissions Technology Evaluation Center Industry Advisory Board and the Cheniere Midstream QMRV GHG Program. We continue to evaluate participating in additional voluntary methane emission measurement and detection programs.

We have taken and are committed to taking tangible actions to further reduce our methane emissions. For example, we plan to continue to increase our use of pump downs over blowdowns on our natural gas pipelines, reducing the amount of methane vented at times when we must remove the gas from a pipeline for maintenance or other purposes. We also will begin transitioning from annual to quarterly leak detection surveys on our natural gas pipeline compressor stations in 2023 and expect to have all of our natural gas pipeline compressor stations surveyed quarterly by 2029, dependent upon regulatory requirements.

We believe the potential outcome of these activities would reduce our methane emission intensity 30% by 2030 from a base year of 2021.

We are evaluating additional GHG emission reduction opportunities.

While large-scale transformation of our natural gas-fired compressor fleet is not a feasible option today, we continue to look for other ways to achieve GHG emission reductions. We continue to evaluate and implement opportunities to deploy new and cost-effective technologies and strategies that help reduce GHG emissions. These

62

efforts include locating new technologies as they are developed by third parties as well as assisting in the development of those technologies through cooperation with other companies and government-sponsored programs. We have established a cross-functional working group focused on evaluating GHG reduction opportunities across our assets. This GHG reduction opportunities working group (GROW) is evaluating opportunities to procure or create green power, optimize and modernize our assets to reduce emissions, participate in government GHG emission reduction programs, and partner with or pilot emission reduction technologies. This group will also annually reassess the feasibility of setting medium and long-term GHG emission reduction targets for our operations as such new and cost-effective technologies are developed.

We have vapor recovery units (VRUs) at multiple locations across our Products Pipelines segment and Terminals segment assets to recover fugitive vapor emissions from our crude and refined products storage and processing facilities. Our $64 million capital project to install five VRUs at our Galena Park and Pasadena terminals, placed into service in the fourth quarter of 2023, is expected to reduce Scope 1 and Scope 2 GHG emissions from those terminals by approximately 34,000 metric tons of CO2 equivalent per year, or an approximately 38% reduction from 2019.

We are also evaluating the operational and economic feasibility of using some electric compression for new capital projects in our Natural Gas Pipelines business segment and evaluating new GHG reduction or carbon capture technologies. We do expect that, in time, third parties will develop cost-effective technologies to reduce CO2 emissions from our natural gas-fired compressor stations or to deploy CCUS (which currently is at a stage of development, commercially, operationally and from a regulatory perspective, where it is viable only for large-scale operations with substantial carbon emissions) on a smaller scale to capture CO2 emissions from our natural gas-fired compressor stations. Such captured CO2 could be used or sequestered in an environmentally friendly and economically beneficial way.

We are focused on lower-carbon opportunities in developing our expansion projects.

We also are allocating growth capital expenditures to assets that serve other lower carbon fuels, including RNG, renewable diesel, feedstocks associated with renewable diesel and sustainable aviation fuel, and CCS. We recently completed two renewable diesel hubs in California, with a combined capacity of up to 38,000 barrels per day of renewable diesel fuel. We also recently completed a renewable feedstock storage and logistics hub at our Harvey, Louisiana facility, which demonstrates our ability to adapt our existing infrastructure to meet the growing needs of the renewable fuels market. We established a growing RNG platform through acquisitions and completion of RNG projects that capture methane from landfills and wastewater treatment plants. We are also actively engaged in discussions regarding investments in CCS opportunities, including our proposed CCS project for Red Cedar Gathering Company that would capture up to 400,000 metric tons of CO2 per year from two natural gas treating facilities in Southern Colorado and deliver the captured CO2 to our Cortez pipeline for transportation to, and permanent sequestration in, an underground storage well in the Permian Basin. By delivering lower carbon fuels to our customers and end users and capturing and sequestering CO2 that would otherwise be vented to the atmosphere, these projects help our customers and end users meet their GHG emission reduction goals.

Conclusion

We believe that our assets are both valuable to our business and vitally important to an energy mix that provides stakeholders in the United States and around the world with reliable, affordable, and lower-carbon energy during the transition to, and in, a net zero world and that, at this time, setting a Scope 1 and Scope 2 GHG emission reduction target, on an absolute or intensity basis, is not in the best interests of our stockholders because such targets would:

•undermine our role in reducing overall global GHG emissions and supporting our customers’ ability to meet their GHG emission reduction goals;
•conflict with our fundamental ability to maintain and grow our business in support of growing global demand for natural gas, which is an abundant, affordable and lower-carbon fuel source;
•require us to set goals that we do not currently believe are reasonably achievable with currently available technology and existing economic circumstances; and

63

•distract from our current focus on finding and implementing solutions that we can make now to contribute to the global effort to address climate change.

Vote Required

If this proposal is properly presented by the stockholder proponent at the annual meeting, the affirmative vote of a majority of the votes cast is necessary for approval of the stockholder proposal. Proxies will be voted against the stockholder proposal unless otherwise specified.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL RELATING TO ESTABLISHING A GREENHOUSE GAS EMISSION REDUCTION TARGET FOR THE REASONS DESCRIBED ABOVE.

64

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2024 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations for Our 2025 Annual Meeting
Rule 14a-8 Stockholder Proposals
Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2025 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than November 29, 2024.
Proxy Access Nominations
Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least three years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2025 Annual Meeting, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than October 30, 2024 and no later than November 29, 2024.
As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on January 24, 2023. You can also obtain a copy by writing our corporate secretary at the address above.
Other Proposals / Nomination under our Advance Notice Bylaw Provision
Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals).
To be properly brought before our 2025 Annual Meeting of Stockholders, notice of such a proposed nomination or other item of business must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 8, 2025 and no later than February 7, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to (a) being named as a nominee by the relevant proposing stockholder, (b) being named in the company’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (c) serving as a director if elected. Additionally, a notice of a proposed nomination must also comply with the requirements of Rule 14a-19 and must not be for a number of director nominees that is greater than the number of directors to be elected at the annual meeting. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. The Board or an officer of the company designated thereby must determine that the proposing stockholder has satisfied the relevant requirements of Section 2.12 of our bylaws. Our bylaws are filed on the SEC’s EDGAR website, which can

65

be accessed at www.sec.gov as Exhibit 3.1 to our Form 8-K filed on January 24, 2023. You can also obtain a copy by writing our corporate secretary at the address above.
Information Regarding Forward-Looking Statements

This proxy statement includes forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts, including statements regarding expected demand for our products and services and statements about our future financial performance and business. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “outlook,” “continue,” “estimate,” “expect,” “may,” “will,” “shall,” or the negative of those terms or other variations of them or comparable terminology.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results may differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or accurately predict. Specific factors that could cause actual results to differ from those in our forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our other filings with the SEC.

We believe the forward-looking statements in this proxy statement are reasonable. However, there is no assurance that any of the actions, events or results expressed in forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any of our forward-looking statements. We disclaim any obligation, other than as required by applicable law, to publicly update or revise any of our forward-looking statements to reflect future events or developments.

Incorporation by Reference
To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act or the Exchange Act, the sections of this proxy statement under the captions “Report of Compensation Committee,” “Report of Audit Committee” and “Performance Graph” will not be deemed incorporated unless specifically provided otherwise in the filing.
We will provide without charge to you, upon your request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED MARCH 31, 2023. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

66

APPENDIX A
Non-GAAP Financial Measures
The non-GAAP financial measures of DCF, both in the aggregate and per share, Adjusted EBITDA, Net Debt and the consolidated leverage ratio are presented in this proxy statement.
Certain Items, as adjustments used to calculate our non-GAAP financial measures, are items that are required by GAAP to be reflected in Net income attributable to Kinder Morgan, Inc., but typically either (i) do not have a cash impact (for example, unsettled commodity hedges and asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in most cases are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses). We also include adjustments related to joint ventures (see “Amounts from Joint Ventures” below).

DCF is calculated by adjusting Net income attributable to Kinder Morgan, Inc. for Certain Items, and further for DD&A and amortization of excess cost of equity investments, income tax expense, cash taxes, sustaining capital expenditures and other items. We also adjust amounts from joint ventures for income taxes, depreciation, depletion and amortization (DD&A), cash taxes and sustaining capital expenditures (see “Amounts from Joint Ventures” below). DCF per share is DCF divided by average outstanding shares, including restricted stock awards that participate in dividends.

Adjusted EBITDA, as used in our Net Debt-to-Adjusted EBITDA ratio, is calculated by adjusting Net income attributable to Kinder Morgan, Inc. for Certain Items and further for DD&A and amortization of excess cost of equity investments, income tax expense and interest. We also include amounts from joint ventures for income taxes and DD&A (see “Amounts from Joint Ventures” below).

Adjusted Segment EBDA is calculated by adjusting Segment EBDA (earnings before depreciation depletion and amortization expenses, including amortization of excess cost of equity investments) for Certain Items attributable to the segment.

Amounts from Joint Ventures. Certain Items, DCF and Adjusted EBITDA reflect amounts from unconsolidated joint ventures and consolidated joint ventures utilizing the same recognition and measurement methods used to record “Earnings from equity investments” and “Noncontrolling interests,” respectively. The calculations of DCF and Adjusted EBITDA related to our unconsolidated and consolidated joint ventures include the same items (DD&A and income tax expense, and for DCF only, also cash taxes and sustaining capital expenditures) with respect to the joint ventures as those included in the calculations of DCF and Adjusted EBITDA for our wholly-owned consolidated subsidiaries; further, we remove the portion of these adjustments attributable to non-controlling interests. Although these amounts related to our unconsolidated joint ventures are included in the calculations of DCF and Adjusted EBITDA, such inclusion should not be understood to imply that we have control over the operations and resulting revenues, expenses or cash flows of such unconsolidated joint ventures.

Net Debt, as used in our Net Debt-to-Adjusted EBITDA ratio, is calculated by subtracting from total debt (i) cash and cash equivalents; (ii) debt fair value adjustments; and (iii) the foreign exchange impact on euro-denominated bonds for which we have entered into currency swaps.

A-1

KINDER MORGAN INC.

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, Eastern Time, on May 7, 2024.

Online
Go to **www.envisionreports.com/kmi** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/kmi

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, for 1 YEAR for Proposal 4, and AGAINST Proposal 5:

Nominee	For	Against	Abstain
01 - Richard D. Kinder	☐	☐	☐
02 - Kimberly A. Dang	☐	☐	☐
03 - Amy W. Chronis	☐	☐	☐
04 - Ted A. Gardner	☐	☐	☐
05 - Anthony W. Hall, Jr.	☐	☐	☐
06 - Steven J. Kean	☐	☐	☐
07 - Deborah A. Macdonald	☐	☐	☐
08 - Michael C. Morgan	☐	☐	☐
09 - Arthur C. Reichstetter	☐	☐	☐
10 - C. Park Shaper	☐	☐	☐
11 - William A. Smith	☐	☐	☐
12 - Joel V. Staff	☐	☐	☐
13 - Robert F. Vagt	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency with which we will hold future advisory votes on the compensation of our named executive officers	☐	☐	☐	☐

Proposal	For	Against	Abstain
5. Stockholder proposal relating to establishing a greenhouse gas emission reduction target	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C 1234567890 J N T

1 U P X 6 0 7 8 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03YIRD

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kmi

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Kinder Morgan, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2024 Annual Meeting of Stockholders ("Annual Meeting") will be held at the offices of Kinder Morgan, Inc., 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 8, 2024, beginning at 10:00 a.m. Central Time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof.

The undersigned hereby appoints each of Richard D. Kinder, Kimberly A. Dang and Catherine C. James, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, for 1 YEAR on Proposal 4, and AGAINST Proposal 5.

To be completed, dated and signed below

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /